Exhibit 4.2
                                             Preliminary - Subject to Change







                               SERIES SUPPLEMENT

      ABN AMRO STRUCTURED CORPORATE SECURITIES(SM) ("ABN AMRO SCORS"(SM))
                              TRUST CERTIFICATES

                              SERIES 2004-1 TRUST

                                    between

                        ABN AMRO SCORS Depositor Inc.,

                                 as Depositor

                                      and

                                    [      ],

                                  as Trustee

                             Dated as of [ ], 2004


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                               TABLE OF CONTENTS

                                                                          Page

SECTION 1.    INCORPORATION OF STANDARD TERMS................................1

SECTION 2.    DEFINITIONS....................................................2

SECTION 3.    DESIGNATION OF TRUST AND CERTIFICATES..........................5

SECTION 4.    TRUST CERTIFICATES.............................................6

SECTION 5.    DISTRIBUTIONS..................................................6

SECTION 6.    TRUSTEE'S FEES.................................................9

SECTION 7.    OPTIONAL EXCHANGE; OPTIONAL REDEMPTION........................10

SECTION 8.    EVENTS OF DEFAULT.............................................12

SECTION 9.    MISCELLANEOUS.................................................12

SECTION 10.   GOVERNING LAW.................................................15

SECTION 11.   COUNTERPARTS..................................................15

SECTION 12.   TERMINATION OF THE TRUST......................................15

SECTION 13.   SALE OF UNDERLYING SECURITIES.................................15

SECTION 14.   AMENDMENTS....................................................15

SECTION 15.   VOTING OF UNDERLYING SECURITIES, MODIFICATION OF
              INDENTURE.....................................................16

SCHEDULE I        SERIES 2004-1 UNDERLYING SECURITIES SCHEDULE
SCHEDULE II       CALL SCHEDULE
EXHIBIT A-1       FORM OF TRUST CERTIFICATE CLASS A-1


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                               SERIES SUPPLEMENT

                 ABN AMRO STRUCTURED CORPORATE SECURITIES(SM)
                    ("ABN AMRO SCORS"(SM)) TRUST CERTIFICATES

                              SERIES 2004-1 TRUST

               SERIES SUPPLEMENT, Series 2004-1, dated as of [    ], 2004 (the
"Series Supplement"), by and between ABN AMRO SCORS Depositor Inc., as
Depositor (the "Depositor"), and [     ], as Trustee (the "Trustee").

                             W I T N E S S E T H:

               WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated
as of [   ], 2004 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

               WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") into the Trust, subject to the Call Warrants with respect thereto;

               WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, subject to the Call Warrants with respect thereto, it is desired to provide for the issuance of a series of trust certificates evidencing undivided interests in the Trust; and

               WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

          Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 2004-1 Certificates and the transactions described herein.



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          Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

               "Available Funds" shall have the meaning specified in the Standard Terms, except that investment income earned on funds invested pursuant to Section 3.05 of the Standard Terms shall be included in Available Funds.

               "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day for the purposes of the Indenture.

               "Calculation Agent" shall mean ABN AMRO SCORS Depositor Inc. or such affiliate thereof as shall be designated by ABN AMRO SCORS Depositor Inc.

               "Call Date" shall mean (i) any Business Day occurring on or after the Commencement Date; (ii) any earlier date after the announcement by the Underlying Securities Issuer of any tender offer on the Underlying Securities (but prior to the date on which the tender period ends); or (iii) any earlier date after the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities pursuant to the provisions of this Series Supplement.

               "Call Price" shall mean, for each related Call Date, (i) if the Call Date is prior to the Commencement Date (except in connection with a proposed sale by the Trustee of the Underlying Securities), [ ]% of the par value of the Underlying Securities or (ii) if the Call Date is on or after the Commencement Date or in connection with a proposed sale by the Trustee of the Underlying Securities, [ ]% of the par value of the Called Underlying Securities, in each case plus accrued and unpaid interest on the Called Underlying Securities to the Call Date.

               "Call Request" shall have the meaning specified in Section 7(b) hereof.

               "Call Rights" shall mean the rights to purchase in whole or in
part at the applicable Call Price the [        ] Underlying Securities pursuant
to the Call Warrants.

               "Call Warrants" shall mean, collectively, those certain call warrants on the Underlying Securities issued under the Warrant Agent Agreement.

               "Called Underlying Securities" shall have the meaning specified in Section 1.1(b) of the Warrant Agent Agreement.

               "Certificate Account" shall mean the Certificate Account established as specified in the Standard Terms with respect to the Series 2004-1 Certificates and which account shall not apply to or be used in connection with any other Series.

               "Certificates" shall have the meaning specified in Section 3 hereof.



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

               "Class A-1 Certificates" shall mean the Certificates, so designated in Section 3(a), to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein.

               "Class A-2 Certificates" shall mean the Certificates, so designated in Section 3(a), to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein.

               "Closing Date" shall mean [     ], 2004.

               "Collection Period" shall mean, (i) with respect to each [    ]
Distribution Date, the period beginning on the day after the [   ] Distribution
Date of the prior year and ending on such [    ] Distribution Date, inclusive
and, (ii) with respect to each [    ] Distribution Date, the period beginning on
the day after the [   ] Distribution Date of a given year and ending on the
[     ] Distribution Date of such year, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

               "Commencement Date" shall mean [    ], 200[  ].

               "Corporate Trust Office" shall mean the office of [trustee] located at [address].

               "Currency" shall mean United States Dollars.

               "Depository" shall mean The Depository Trust Company.

               "Distribution Date" shall mean [     ] and [    ] of each year
(or if such date is not a Business Day, the next succeeding Business Day),
commencing on [    ], 2004 and ending on the Final Scheduled Distribution Date.

               "Eligible Account" shall have the meaning specified in the Standard Terms.

               "Eligible Investments" shall be as defined in the Standard Terms; provided, however, that the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to any related Distribution Date and that any such investment be denominated in U.S. dollars.

               "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any permitted deferrals and applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default" in the Indenture.

               "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

               "Final Scheduled Distribution Date" shall mean [   ], 200[   ].



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

               "Indenture" shall mean the indenture pursuant to which the Underlying Securities were issued.

               "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case
of the first Interest Accrual Period, from and including [   ]) to but excluding
the current Distribution Date.

               "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

               "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

               "Maturity Date" shall have the meaning specified in Schedule I hereto.

               "Moody's" shall mean Moody's Investors Service, Inc.

               "Optional Call" shall mean the call of the Certificates by the Rights Holder, in whole or in part, resulting from the exercise of Call Rights by the Rights Holder, pursuant to Section 7 hereof.

               "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities, pursuant to Section 7 hereof.


               "Optional Exchange Date" shall mean any Distribution Date on which Underlying Securities subject to Optional Exchange are distributed to any Certificateholder or any other date set forth in Section 7 hereof.


               "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

               "Prepaid Ordinary Expenses" shall be $[ ] for this Series.

               "Prospectus Supplement" shall mean the Prospectus Supplement,
dated [    ], 2004 relating to the Certificates.

               "Rating Agency" shall mean Moody's and S&P.

               "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

               "Required Interest" shall have the meaning specified in the Standard Terms.

               "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.



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

               "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

               "Rights Holders" shall mean the holders of the Call Rights.

               "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc.

               "Series" shall mean Series 2004-1.

               "Special Distribution Date" shall have the meaning specified in
Section 5(f) hereof.

               "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

               "Trust Property" shall mean the Underlying Securities described on Schedule I hereto and the Certificate Account.

               "Underlying Securities" shall mean [     ].

               "Underlying Securities Issuer" shall mean [      ].

               "Underlying Securities Schedule" shall have the meaning specified in the Recitals hereof.

               "Underlying Securities Trustee" shall mean [     ].


               "Underwriters" shall mean ABN AMRO Incorporated [and      ].


               "Voting Rights" shall, in the entirety, unless otherwise set forth herein, be allocated among all Certificateholders in proportion to the then unpaid principal amounts of their respective Certificates.

               "Warrant Agent" shall mean initially, [      ].

               "Warrant Agent Agreement" shall mean that certain Warrant Agent
Agreement, dated as of the date hereof, between the Depositor and [      ], as
Warrant Agent and as Trustee, as the same may be amended from time to time.

               Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "ABN AMRO SCORS Trust Certificates, Series 2004-1 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "ABN AMRO





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SCORS Trust Certificates, Series 2004-1." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

          (a) The Class A-1 Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A-1. The Class A-1 Certificates shall be issued in denominations of $[
      ]. The Class A-2 Certificates shall be issued to the Rights Holders as uncertificated securities having the rights and interests set forth herein and shall be issued in a denominations equal to their initial Certificate Principal Balance. The holders of the Class A-2 Certificates shall for so long as such Certificates are outstanding be the Rights Holders, the transferability of the Class A-2 Certificates shall be subject to and governed by the provisions of the Warrant Agent Agreement and the Trustee hereby agrees that it will treat each Rights Holder as the holder of the proportionate share of Class A-2 Certificates. In the event that there is more than one Rights Holder, the Class A-2 Certificates shall be deemed held by each Rights Holder, with each Rights Holder owning its pro rata share (based on the ratio of the total principal amount of Underlying Securities callable pursuant to Call Warrants held by such Rights Holder to the total principal amount of Underlying Securities held by the Trust) of the Class A-2 Certificates.
Section 5.02 of the Standard Terms shall not apply to the Class A-2
Certificates.

          (b) The Class A-1 Certificates have an initial aggregate Certificate
Principal Balance of $[      ]. The Class A-2 Certificates have an initial
Certificate Principal Balance of $[      ].

          (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of [
    ]% per annum on the outstanding Certificate Principal Balance of the Class
A-1 Certificates. The Class A-2 Certificates do not bear interest. On [     ,
2004], the Trustee will pay to the Depositor the amount of interest accrued on
the Underlying Securities from [     ] to but not including the Closing Date,
to the extent such amount is paid on the Underlying Securities on such date (and to the extent that the amount of such interest accrued on the Underlying
Securities from the Closing Date to but not including [    ] has been fully
paid).

          (d) The Class A-1 Certificates and the Class A-2 Certificates will
initially be limited to an aggregate principal amount of $[     ] and $[     ],
respectively.

          Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

               (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

               (ii) all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

          Section 5. Distributions. b) On each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows in the following order of priority:



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              (i) the Trustee will pay the interest portion (including any payments received under a Swap Agreement in respect of the interest portion) of Available Funds:

                    (1) subject to Section 7.06(f) of the Standard Terms,
              first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with
              Section 6(b) below and approved by Certificateholders representing 100% of the Voting Rights with respect thereto;

                    (2) second, to the holders of the Class A-1 Certificates,
              interest accrued and unpaid on such Class; and

                    (3) [third, to the Depositor for the payment of Trust
              expenses but in an amount not to exceed $[ ] in any calendar year.]

              (ii) the Trustee will pay the principal portion (including any payments received under a Swap Agreement in respect of the principal portion) of Available Funds (other than any premium with respect thereto):

                    (1) subject to Section 7.06(f) of the Standard Terms,
              first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by Certificateholders representing 100% of the Voting Rights with respect thereto; and

                    (2) second, to the holders of the Class A-1 Certificates
              until the Certificate Principal Balance thereof has been reduced to zero; and

                    (3) third, to the holders of the Class A-2 Certificates
              until the Certificate Principal Balance thereof has been reduced to zero; and

              (iii) the Trustee will pay any premium portion of Available Funds:

                    (1) first, to the holders of the Class A-1 Certificates
              selected by lot for prepayment pursuant to Section 5(b), if such prepayment occurs prior to the Commencement Date, in an amount equal to each such Class A-1 Certificateholder's pro rata share of such premium; provided that such share shall not exceed $[ ] per $[ ] of Certificate Principal Balance prepaid pursuant to Section 5(c)(ii)(2) above; and

                    (2) second, to the holders of the Class A-2 Certificates,
              pro rata in proportion to the Certificate Principal Balance of Class A-2 Certificates held by each such holder (determined immediately prior to any payment pursuant to Section 5(a)(ii)(3) on such date).

          (b) Notwithstanding any other provision hereof (other than Section 3(c) and Section 7) if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason (including, without limitation, an Event of Default) other than at their maturity, the Trustee shall apply Available Funds on the related Distribution Date (or Special Distribution

Date, if applicable) in the same order of priority as is set forth in Section 5(a). If some but not all of the Underlying Securities are redeemed, prepaid or liquidated in full, the Class A-1 Certificates to be retired shall be selected by the Trustee or DTC by lot.

          (c) Notwithstanding any other provision hereof, if the event of default is the occurrence of (i) a payment default on the Underlying Securities or (ii) an acceleration of the date of maturity of the Underlying Securities in connection with a default thereon, unless otherwise directed by the holders of the Certificates representing a majority of the Voting Rights on the Class A-1 Certificates within ten (10) Business Days of notice from the Trustee of such default, the Trustee shall sell the Underlying Securities and in conducting such sale the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three (3) leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: [(1) [ABN AMRO Incorporated or an affiliate], (2)
[           ], (3) [            ], (4) [           ], (5) [          ], and
(6) [             ]] The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of such sale or of an acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two (2) Business Days after the receipt of immediately available funds in accordance with Section 5(b) hereof. Notwithstanding the foregoing, by written notice to the Trustee at least five (5) Business Days prior to any sale of the Underlying Securities pursuant to this Section 5(c), each Class A-1 Certificateholder may request to have distributed to it its share of the Underlying Securities in-kind upon payment in cash to the Trustee of the then current market value of the related Class A-2 Certificates as determined in the sole discretion of the Calculation Agent and which shall be distributed pro rata to the holders of such Certificates; provided, however, that if the Trustee is not able to distribute the exact proportionate share of the Underlying Securities in-kind to each Class A-1 Certificateholder because of the amount of the minimum denomination of the Underlying Securities, the Trustee shall (i) distribute to each Class A-1 Certificateholder its proportionate share of as many of such Underlying Securities as possible in-kind, (ii) sell any remaining Underlying Securities in accordance with
Section 5(c) hereof and (iii) distribute the proportionate share of the proceeds of such sale to each Class A-1 Certificateholder.

          (d) In the event that the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will give 10 days notice to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid, and to the Warrant Agent. Such notice shall state that the Trustee shall, and the Trustee shall, not later than 30 days after the receipt of such moneys or other property, allocate and distribute such property to the holders of Class A-1 Certificates and Class A-2 Certificates then outstanding and unpaid (after deducting the costs incurred in connection therewith) in accordance with the priorities of distribution established pursuant to Section 5(a) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to



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


Certificateholders will be deemed to reduce the Certificate Principal Balance of Certificates on a dollar-for-dollar basis.

          (e) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any scheduled interest or principal payments due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(f) hereof) on which sufficient funds are available to pay such shortfall.

          (f) If a payment with respect to the Underlying Securities is made to the Trustee (i) after the payment date of the Underlying Securities on which such payment was due or (ii) after the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than at their maturity, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be five (5) Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

          (g) [Reserved].

          (h) Notwithstanding Section 3.12 of the Standard Terms, if the Underlying Securities Issuer confirms in writing that it intends to permanently cease filing the periodic reports required under the Exchange Act or if the Underlying Securities Issuer has failed to file any required report at such time as the Trust is required to file a report under the Exchange Act, the Depositor shall instruct the Trustee (i) to notify the Warrant Agent that the Underlying Securities are proposed to be sold and that any Call Warrants must be exercised no later than the date specified in the notice (which shall be not less than [25] days after the date of such notice) and (ii) to the extent that the Rights Holders fail to exercise their Call Warrants on or prior to such date, to sell the Underlying Securities and distribute the proceeds of such sale to the Certificateholders in accordance with the order of priority set forth in Section 5(a), if the Underlying Securities Issuer is still delinquent in its filing obligations (1) within 30 Business Days after receiving such written confirmation or (2) on the filing date of the trust's related periodic report with the Commission.

          Section 6. Trustee's Fees.

          (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee as agreed to separately in a fee agreement among the Depositor and the Trustee. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

          (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the Certificateholders of each of Class A-1 Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary

Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

          Section 7. Optional Exchange; Optional Redemption.


          (a) (i) On each Distribution Date, any certificateholder may exchange Class A-1 Certificates and a proportionate related amount of both Class A-2 Certificates and Call Warrants (or all Certificates and Call Warrants if the certificateholder holds all Certificates and Call Warrants, on any date), may tender such Certificates and Call Warrants to the Trustee and receive a distribution of Underlying Securities representing a percentage of the related Underlying Securities equivalent to the percentages of the Class A-1 Certificates, Class A-2 Certificates and Call Warrants being tendered; provided, however, that any right to exchange shall be exercisable only if (a) the Trustee receives an Opinion of Counsel that such exchange is consistent with applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules and regulations thereunder, and such exchange would not cause the Trust to be treated as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes and (b) to the extent permitted under Section 7(a)(iv) hereof.

          (ii) Any such certificateholder must provide notice to the Trustee (an "Exchange Request") at least five days (or such shorter period acceptable to the Trustee) but not more than 30 days prior to an Optional Exchange Date that it requests an Optional Exchange of Certificates on such Optional Exchange Date.


          (iii) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.


          (iv) Any such Optional Exchange will be subject to the following restrictions: (a) Certificates to be exchanged have been held for a minimum of six months and (b) except where all of the Certificates and Call Warrants are held by one Certificateholder, each Optional Exchange is limited in amount to a maximum of an aggregate of 5% of the Class A-1 Certificates, and Class A-2 Certificates and Call Warrants, provided, however, that such restrictions shall not apply to the exchange of Certificates that were acquired pursuant to Section 7(b).

          (v) The provisions of Section 4.07(a) of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section. This Section
     7 shall not provide the Depositor with a lien against, an interest in or a right to specific performance with respect to the Underlying
     Securities.

          (b) On any Call Date, Class A-1 Certificates shall be redeemed at par plus accrued and unpaid interest on such Class A-1 Certificates (or if the Call Date is prior to the Commencement Date, and the call is not in connection with a proposed sale by the Trustee of the Underlying Securities, at par plus a premium equal to $[ ] for every $[ ] of principal paid and plus accrued and unpaid interest on such Class A-1 Certificates) upon receipt by the Trustee of the Call Price on or prior to such Call Date. On any Call Date on which one or more of the Rights Holders duly exercises less than all of the Call Warrants then outstanding, the Class A-1 Certificates shall be redeemed in part and the Class A-1 Certificates to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Call Date.

          (i) Any Rights Holder, in order for it to exercise its Call Rights in whole or in part, shall provide notice to the Trustee (a "Call Request") no more than 60 nor less than 20 days prior to any Call Date, that it is exercising its Call Rights on such Call Date, indicating the principal amount of Underlying Securities as to which such call will be exercised.

          (ii) Upon receipt of a Call Request, the Trustee shall provide a conditional redemption notice to the Depository not less than three (3) Business Days prior to the applicable Call Date.

          (iii) The Rights Holder shall provide a certificate of solvency to the Trustee.

          (iv) Deliveries of the Underlying Securities purchased on any Call Date by a Rights Holder (the "Purchaser") will only be made against payment by the Purchaser of the Call Price with respect to such Underlying Securities in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. Delivery of a Call Request made in connection with a proposed sale by the Trustee of the Underlying Securities or a tender offer which is subsequently withdrawn does not give rise to an obligation on the part of the Rights Holder to pay the Call Price. In the event that the Purchaser fails to make such payment by such time, the sale shall be voided and the exercise of Call Rights will be deemed not to be effective with respect to such Call Date, and the Certificates and the Call Rights shall continue to remain outstanding. Subject to receipt of the Call Price as aforesaid on any Call Date, the Trustee shall pay the corresponding redemption price set forth in clause (b), above, to the Class A-1 Certificateholders on such Call Date.

          (v) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would adversely affect the Rights Holder (including, without limitation, any amendment that would alter the timing or amount of any payment of the Call Price) without the prior written consent of the Rights Holders.

          (vi) The Trustee shall not be obligated to determine whether an exercise of Call Rights complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vii) This Section 7 shall not provide the Rights Holders with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in Section 7(b) shall entitle the applicable Rights Holder to a distribution of the Underlying Securities.

          (viii) The Rights Holder shall initially be the Depositor and such Call Rights may be transferred to one or more holders. However, the Trustee is under no obligation to recognize any notice of transfer unless it is signed by the transferor and the transferee.

          (ix) Any exercise of Call Rights by a Rights Holder (or, if applicable, by two or more affiliated Rights Holders) must be in a
     minimum principal amount of Underlying Securities equal to $[           ].

          (x) The exercise of a Call Warrant shall constitute the redemption by the Trust of the Class A-2 Certificates deemed held in connection with such Call Warrant by the exercising Rights Holder; provided, that no payment shall be made on such Class A-2 Certificate by the Trust in connection with such redemption.

          (xi) Any exercise of Call Rights by a Rights Holder must include a certification by the Rights Holder that it is solvent as of the Call Date.

          Section 8. Events of Default.

               Within 30 days of the occurrence of an Event of Default actually known to the Trustee, the Trustee will give notice to the Certificateholders, the Warrant Agent and the Rating Agency, transmitted by mail, of all such uncured or unwaived Events of Default known to it and proceed thereafter in accordance with Section 5(c) hereof.

          Section 9. Miscellaneous.

          (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 2004-1 Certificates.

          (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Series 2004-1 Certificates.

          (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

          (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

          (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Series 2004-1 Certificates.

          (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, pro rata in proportion to their respective entitlements to such delayed payments.

          (g) The outstanding Certificate Principal Balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

          (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property, the issuance of the Certificates and compliance with the terms of the Call Warrants, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and its obligations under the Call Warrants or otherwise incur, assume or guarantee any indebtedness for money borrowed.


          (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class Certificates representing the Required Percentage-Removal.


          (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

          (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

          (l) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

          (m) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

          (n) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

If to the Depositor, to:

                           ABN AMRO SCORS Depositor Inc.
                           c/o ABN AMRO Incorporated
                           Park Avenue Plaza
                           55 East 52nd Street
                           New York, New York 10055
                           Attention:  Laura Schisgall, Esq.
                           Telephone:  (212) 409-5341
                           Facsimile:  (212) 409-1020

If to the Trustee or the Warrant Agent, to:

                           [        ]
                           [Address]
                           Attention: [o]
                           Telephone:  [o]
                           Facsimile:  [o]

If to the Rating Agencies, to:

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York  10007
                           Attention:  [o]
                           Telephone:  (212) 553-[o]
                           Facsimile:  (212) 553-[o]

and to:

                           Standard & Poor's Ratings Services, Inc., a division of The McGraw Hill Companies, Inc.
                           55 Water Street
                           New York, New York  10041
                           Attention:  [o]
                           Telephone:  (212) 438-[o]
                           Facsimile:  (212) 438-[o]

If to the New York Stock Exchange, to:

                           New York Stock Exchange, Inc.
                           20 Broad Street
                           New York, New York  10005
                           Attention:  [Susan Waiter]
                           Telephone:  (212) 656-[2818]
                           Facsimile:  (212) 656-[o]

         Copies of all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will also be given to the Rights Holders in writing as set forth in this Section 9, and copies of all directions, demands and notices required to be given to the Trustee hereunder or under the Standard Terms will also be given to the Warrant Agent in writing as set forth in this Section 9.

          (o) Each of the representations, covenants and agreements made herein by each of the Depositor and the Trustee is for the benefit of the Certificateholders and the Rights Holders.

          Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

          Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all proceeds from the sale of all of the Underlying Securities or the distribution in-kind of all of the Underlying Securities and all cash assets of the Trust in accordance with the terms hereof, (ii) the payment in full at maturity of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 and Class A-2 Certificateholders; (iii) the payment in full of the Class A-1 Certificates upon exercise of all of the issued Call Rights under Section 7(b); and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(c) hereof, the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution to the Class A-1 and Class A-2 Certificateholders pursuant to
Section 5(a). The Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities against payment in same day funds deposited into the Certificate Account.

          Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein and subject to Section 7(b) hereof, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be treated as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of the Class A-1 Certificateholders unless the Rating Agency Condition is satisfied with respect to such amendment.

          Section 15.

          (a) Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited herein and by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Balances of the Certificates) as the Certificates were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Certificateholders; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary but subject to Section 5.20 thereof, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be treated as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 Certificateholders and the Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the Voting Rights with respect thereto. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (b) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 and Class A-2 Certificateholders of such offer promptly. Subject to the rights of the Rights Holders in connection with a tender offer, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the Certificateholders representing 100% of the Voting Rights with respect thereto to accept such offer and the Trustee has received the tax opinion described above.

          (c) If an event of default under the Indenture occurs and is continuing, and if directed by Class A-1 Certificateholders representing 51% or more of the Voting Rights with respect thereto, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

               IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                       ABN AMRO SCORS Depositor Inc.,
                                        as Depositor



                                       By:_________________________________
                                          Name:
                                          Title:


                                       [                                  ],
                                          not in its individual capacity
                                          but solely as Trustee on behalf
                                          of the Trust Certificates
                                          Series 2004-1 Trust



                                       By:_________________________________
                                          Name:
                                          Title:


                                                                  SCHEDULE I

                                 SERIES 2004-1

                        UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                          [   ]%.

Underlying Securities Issuer:                   [                 ]

CUSIP Number:                                   [                 ]

Principal Amount Deposited:                     [                 ]

Original Issue Date:                            [                 ]

Principal Amount of
Underlying Securities
Originally Issued:                              [                 ]

Maturity Date:                                  [                 ]

Principal Payment Date:                         [                 ]

Interest Rate:                                  [   ]%.

Interest Payment Dates:                         [       ] or if not a business day, the next
                                                business day.

Underlying Securities Record Dates:             [The day immediately preceding each
                                                Distribution Date.]

Security                                        The Underlying Securities are unsecured
                                                obligations of the Underlying Securities Issuer.

Redemption/Put/Other Features                   None.

Form of Security                                [Book-entry debt securities with DTC listed on
                                                the New York Stock Exchange.]

Underlying Securities Trustee                   [   ].

Ratings                                         "BBB" by Standard & Poor's Ratings Services,
                                                a division of The McGraw-Hill Companies, Inc.
                                                and "Baa" by Moody's Investors Service, Inc.



                                      19



Call Warrants                                   The Underlying Securities will be acquired by the Trust
                                                subject to Call Warrants entitling the holders thereof
                                                to purchase the Underlying  Securities from the Trust,
                                                in whole or in part, at the Call Price either on any
                                                Business Day upon not more than 60 nor less than 20 days
                                                prior notice to the Trustee on or after the Commencement
                                                Date or at any earlier date after the commencement by
                                                the Underlying Securities Issuer of any redemption or
                                                other unscheduled payment or tender offer on the
                                                Underlying Securities (but prior to the date on which
                                                the redemption or unscheduled payment occurs or
                                                tender period ends) or after the Trustee notifies the
                                                Certificateholders of any proposed sale of the
                                                Underlying Securities.




                                                                 SCHEDULE II

                                 CALL SCHEDULE

           Distribution Date                             Value

                                                                   EXHIBIT A-1

              FORM OF CLASS A-1 ABN AMRO SCORS TRUST CERTIFICATE

NUMBER 1                                 [     ] $[     ] PAR CERTIFICATES
                                             CUSIP NO. [                 ]

                      SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                         ABN AMRO SCORS DEPOSITOR INC.

                                 [   ] $[   ] PAR

       ABN AMRO STRUCTURED CORPORATE SECURITIES(SM) ("ABN AMRO SCORS"(SM))
                             TRUST CERTIFICATES,

                                 SERIES 2004-1

[  ]% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the
Trust, as defined below, the property of which consists principally of $[     ]
aggregate principal amount of [    ]% [   ] due [      ], issued by [     ]
and all payments received thereon (the "Trust Property"), deposited in trust by ABN AMRO SCORS Depositor Inc., (the "Depositor").



                                    A-1-1

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $[     ] DOLLARS
nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the ABN AMRO SCORS Trust Certificates, Series 2004-1 Trust, formed by the Depositor.

The Trust was created pursuant to a Standard Terms for Trust Agreements, dated
as of [     ], 2004 (the "Standard Terms"), between the Depositor and [      ],
a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series
2004-1, dated as of [            , 2004] (the "Series Supplement" and, together
with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as the "ABN AMRO SCORS Trust Certificates, Series 2004-1, Class A-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, subject to the Call Warrants with respect thereto; (ii) all payments on or collections or other
proceeds in respect of the Underlying Securities accrued on or after [    ] and
until, with respect to any portion of the Underlying Securities as to which the Call Warrants are duly exercised in accordance with the Trust Agreement, the payment of the related Call Price and the completion of such exercise; and
(iii) all funds from time to time deposited with the Trustee relating to the Certificates, together with any and all income, proceeds and payments with respect thereto.

Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.




                                    A-1-2

Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



                                    A-1-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                          ABN AMRO SCORS TRUST CERTIFICATES,
                          SERIES 2004-1 TRUST


                          By:  [                          ]
                          not in its individual capacity but solely as Trustee


                          By:
                             -----------------------------------------
                          Authorized Signatory


Dated:  [               ]


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is on one of the ABN AMRO SCORS Trust Certificates, Series 2004-1, described in the Trust Agreement referred to herein.

[                        ]
not in its individual capacity but solely as Trustee,

By: ______________________
    Authorized Signatory



                                    A-1-4

                           (REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-1 Certificates and Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

The Class A-1 Certificates are issuable in fully registered form only in denominations of $[o].

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is [o].

No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the payment in full of the Class A-1 Certificates upon exercise of all of the issued Call Rights under Section 7(b) of the Series



                                    A-1-5

Supplement; and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.



                                    A-1-6

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing __________________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                 *

                                                         Signature Guaranteed:

                                                                  *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-1-7

                                                                 Exhibit 4.2
                                              Preliminary--Subject to Change







                      STANDARD TERMS FOR TRUST AGREEMENTS
                                    between

                        ABN AMRO SCORS Depositor Inc.,

                                 as Depositor

                                      and

                     U.S. Bank Trust National Association,

                                  as Trustee

      ABN AMRO STRUCTURED CORPORATE SECURITIES(SM) ("ABN AMRO SCORS"(SM))
                                 CERTIFICATES





                             Dated as of [o], 2004

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                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
                                   ARTICLE I

                          Definitions and Assumptions
SECTION 1.01.    Definitions................................................................1
SECTION 1.02.    Rules of Construction......................................................15
SECTION 1.03.    Compliance Certificates and Opinions; Record Date..........................16

                                  ARTICLE II
    Declaration of Trusts; Issuance of Certificates; Purpose and Classification of Trusts

SECTION 2.01.    Creation and Declaration of Trusts:  Assignment of Underlying Securities...17
SECTION 2.02.    Acceptance by Trustee......................................................18
SECTION 2.03.    Representations and Warranties of the Depositor............................19
SECTION 2.04.    Breach of Representation, Warranty or Covenant.............................19
SECTION 2.05.    Agreement to Authenticate and Deliver Certificates.........................20

                                  ARTICLE III
                         Administration of each Trust

SECTION 3.01.    Administration of each Trust...............................................20
SECTION 3.02.    Collection of Certain Underlying Security Payments.........................20
SECTION 3.03.    Certificate Account........................................................20
SECTION 3.04.    Liquidation of the Underlying Securities...................................21
SECTION 3.05.    Investment of Funds in the Accounts........................................22
SECTION 3.06.    Maintenance of Credit Support..............................................22
SECTION 3.07.    Realization Upon Defaulted Underlying Securities...........................23
SECTION 3.08.    Retained Interest..........................................................24
SECTION 3.09.    Access to Certain Documentation............................................24
SECTION 3.10.    Preparation of Reports.....................................................24
SECTION 3.11.    Charges and Expenses.......................................................26
SECTION 3.12.    Underlying Securities Reporting Failure....................................26

                                  ARTICLE IV
                       Distributions and Reports to Certificateholders

SECTION 4.01.    Distributions..............................................................27
SECTION 4.02.    Distributions on Certificates..............................................27
SECTION 4.03.    Reports to Certificateholders..............................................28
SECTION 4.04.    Advances...................................................................29
SECTION 4.05.    Allocation of Realized Losses and Trust Expenses...........................30
SECTION 4.06.    Compliance with Withholding Requirements...................................30
SECTION 4.07.    Optional Exchange..........................................................31



                                      i

                                   ARTICLE V
                               The Certificates

SECTION 5.01.    The Certificates...........................................................32
SECTION 5.02.    Execution, Authentication and Delivery.....................................33
SECTION 5.03.    Temporary Certificates.....................................................34
SECTION 5.04.    Registration; Registration of Transfer and Exchange........................34
SECTION 5.05.    Mutilated, Destroyed, Lost and Stolen Certificates.........................36
SECTION 5.06.    Persons Deemed Owners......................................................37
SECTION 5.07.    Cancellation...............................................................37
SECTION 5.08.    Global Securities..........................................................38
SECTION 5.09.    Notices to Depository......................................................39
SECTION 5.10.    Definitive Certificates....................................................39
SECTION 5.11.    Currency of Distributions in Respect of Certificates.......................39
SECTION 5.12.    Conditions of Authentication and Delivery of New Series....................39
SECTION 5.13.    Appointment of Paying Agent................................................40
SECTION 5.14.    Authenticating Agent.......................................................41
SECTION 5.15.    Voting Rights with Respect to Underlying Securities........................42
SECTION 5.16.    Actions by Certificateholders..............................................43
SECTION 5.17.    Events of Default..........................................................43
SECTION 5.18.    Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit.........43
SECTION 5.19.    Control by Certificateholders..............................................43
SECTION 5.20.    Waiver of Past Defaults....................................................44
SECTION 5.21.    Right of Certificateholders to Receive Payments Not to Be Impaired.........44
SECTION 5.22.    Remedies Cumulative........................................................45

                                  ARTICLE VI
                                 The Depositor

SECTION 6.01.    Liability of the Depositor.................................................45
SECTION 6.02.    Limitation on Liability of the Depositor...................................45
SECTION 6.03.    Depositor May Purchase Certificates........................................46
SECTION 6.04.    Merger or Consolidation of the Depositor...................................46
SECTION 6.05.    No Liability of the Depositor with Respect to the Underlying Securities;
                 Certificateholders to Proceed Directly Against the Issuer(s)...............46

                                  ARTICLE VII
                            Concerning the Trustee

SECTION 7.01.    Duties of Trustee..........................................................47
SECTION 7.02.    Between Trustee, Administrative Agent and Sub-Administrative Agents........50
SECTION 7.03.    Certain Matters Affecting the Trustee......................................52
SECTION 7.04.    Trustee Not Liable for Recitals in Certificates or Underlying Securities...53
SECTION 7.05.    Trustee May Own Certificates...............................................53
SECTION 7.06.    Trustee's Fees and Expenses................................................53
SECTION 7.07.    Eligibility Requirements for Trustee.......................................54
SECTION 7.08.    Resignation or Removal of the Trustee; Appointment of Successor Trustee....55

SECTION 7.09.    Merger or Consolidation of Trustee.........................................56
SECTION 7.10.    Appointment of Office or Agency............................................56
SECTION 7.11.    Representations and Warranties of Trustee..................................56
SECTION 7.12.    Indemnification of Trustee by the Depositor; Contribution..................57
SECTION 7.13.    Indemnification of Depositor by Trustee....................................58
SECTION 7.14.    No Liability of the Trustee with Respect to the Underlying Securities;
                 Certificateholders to Proceed Directly Against the Issuer(s)...............59
SECTION 7.15.    The Depositor To Furnish Trustee with Names and Addresses of
                 Certificateholders.........................................................59
SECTION 7.16.    Preservation of Information................................................59
SECTION 7.17.    Trustee's Application for Instructions from the Depositor..................59

                                 ARTICLE VIII
                                 Market Agent

SECTION 8.01.    Market Agent...............................................................60

                                  ARTICLE IX
                                  Termination

SECTION 9.01.    Termination upon Liquidation of All Underlying Securities..................60

                                   ARTICLE X
                           Miscellaneous Provisions

SECTION 10.01.   Amendment..................................................................61
SECTION 10.02.   Limitation on Rights of Certificateholders.................................62
SECTION 10.03.   Governing Law..............................................................63
SECTION 10.04.   Notices....................................................................63
SECTION 10.05.   Notice to Rating Agencies..................................................64
SECTION 10.06.   Severability of Provisions.................................................64
SECTION 10.07.   Grant of Security Interest.................................................65
SECTION 10.08.   Nonpetition Covenant.......................................................66
SECTION 10.09.   No Recourse................................................................66
SECTION 10.10.   Article and Section References.............................................66
SECTION 10.11.   Counterparts...............................................................66
SECTION 10.12.   Segregation Provisions.....................................................66


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                                     iii

        STANDARD TERMS FOR TRUST AGREEMENTS dated as of [o], 2004, among ABN AMRO SCORS DEPOSITOR INC., a Delaware corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


                             PRELIMINARY STATEMENT

               The Depositor and the Trustee have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the "Standard Terms") to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in these Standard Terms.

               Each such Series (inclusive of any Classes specified within such Series) of Certificates will be issued only under a separate Series Supplement to these Standard Terms, duly executed and delivered by the Depositor and the Trustee. With respect to each Series, the applicable Series Supplement, together with these Standard Terms, shall be known as the "Trust Agreement."

               All representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider or any other party as specified therein;

               The Depositor is entering into these Standard Terms, and the Trustee in accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                  ARTICLE I

                          Definitions and Assumptions

               SECTION 1.01. Definitions. Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

               "Account" As defined in Section 3.05.

               "Accounting Date" With respect to any Series, if applicable, as defined in the related Series Supplement.

               "Administration Account"  As defined in Section 7.02.

               "Administration Agent" Any Person with which the Trustee has entered into a Administration Agreement and which meets the qualifications of a Administrative Agent pursuant to Section 7.02.

               "Administration Agreement" The written contract, if any, between the Trustee and the Administration Agent and any successor Trustee or Administration Agent relating to the administration of certain Underlying Securities as provided in Section 7.02.

               "Administrative Fees" With respect to any Series, if applicable, as defined in the related Series Supplement.

               "Advance" As defined in Section 4.04.

               "Affiliate" With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Allowable Expense Amounts" With respect to any Series, as defined in the related Series Supplement.

               "Authenticating Agent"  As defined in Section 5.14.

               "Authorized Newspaper" A newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified in the related Series Supplement with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

               "Available Funds" Unless otherwise specified in the applicable Series Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement.

               "Basic Documents" With respect to any Series, if applicable, as defined in the related Series Supplement.

               "Beneficial Owner" Shall mean, with respect to Certificates held through a Depository, the beneficial owner of a Certificate. For purposes only of Section 5.16, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a "Beneficial Owner" within the meaning of the Series Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the Participant in the Depository ("such Person's Participant") through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person's Participant confirming that such Person's Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

               "Business Day" With respect to any Certificate means, any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day.

               "Calculation Agent" With respect to any Series, if applicable, as defined in the related Series Supplement.

               "Call Premium Percentage" With respect to any Series (or Class with such Series), if applicable, as defined in the related Series Supplement.

               "Certificate Account"  As defined in Section 3.03.

               "Certificate Owners"  As defined in Section 5.08.

               "Certificate Principal Balance" With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of (i) all amount allocable to prior distributions made to such Class in respect to principal of the Underlying Securities, (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Series Supplement and (iii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of (A) Realized Losses in respect of principal of the Underlying Securities and (B) expenses of the Trust, if any, only to the extent specified in the applicable Series Supplement, each as allocated to such Class pursuant to the applicable Series Supplement.

               "Certificate Register" and "Certificate Registrar" As respectively defined in Section 5.04.

               "Certificateholder"  Any Holder of a Certificate.

               "Certificates" Any trust certificates authorized by, and authenticated and delivered under, this Trust Agreement.

               "Class" With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

               "Clearing Agency" An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

               "Closing Date" With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Series Supplement.

               "Code"  The Internal Revenue Code of 1986, as amended.

               "Collection Period" With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Series Supplement.

               "Commission" The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

               "Corporate Trust Office" The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

               "Credit Support" With respect to any Series (or any Class within such Series), a Letter of Credit, Surety Bond, Swap Agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Series Supplement.

               "Credit Support Instrument" The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

               "Credit Support Provider" With respect to any Series (or any Class with such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement.

               "Currency" shall mean Dollars.

               "Cut-off Date" With respect to any Series, the date specified as such in the related Series Supplement. For purposes of this Trust Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

               "Definitive Certificates"  As defined in Section 5.08.

               "Depositor" ABN AMRO SCORS Depositor Inc., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Trust Agreement, "Depositor" shall mean such successor Person. The Depositor and each successor Depositor shall be a United States person (within the meaning of Section 7701(a)(30) of the Code.

               "Depositor Order" or "Depositor Request" A written order or request, respectively, signed in the name of the Depositor by any of its President or Vice Presidents.

               "Depository" With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Depositor pursuant to Section 5.01 and specified in the related Series Supplement until a successor Depository shall have become such pursuant to the applicable provisions of this Trust Agreement, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, "Depository" as used with respect to the Certificates of any such Series or Class shall mean the Depository with respect to the Certificates of that Series or Class.

               "Depository Agreement" If applicable, the agreement pursuant to which the Depository will agree to act as Depository with respect to any Series (or Class within such Series) of Certificates in accordance with
Section 5.08.

               "Discount Certificate" Any Certificate that is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States federal income tax purposes.

               "Distribution Date" With respect to any Series (or Class within such Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

               "Dollar" or "$" or "USD" Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

               "Eligible Account" Either (i) an account or accounts maintained with a Federal or State chartered depository institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Certificates or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account(s) maintained as a segregated account(s) and held by a Federal or State chartered depository institution, a national banking association or trust company in trust for the benefit of the Certificateholders; provided, however, that such depository institution, national banking association or trust company (or any parent of the foregoing entities) has a long-term rating in one of the four highest categories by the Rating Agency.

               "Eligible Expense" With respect to any Series, as specified in the related Series Supplement.

               "Eligible Investments" With respect to any Series, unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that no such instrument may carry the symbol "R" in its rating:

                      (i) direct obligations of, and obligations fully
               guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Eligible Investments;

                      (ii) demand and time deposits in, certificates of
               deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Eligible Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

                      (iii) repurchase agreements with respect to (a) any
               security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Eligible Investments; and

                      (iv) commercial paper having at the time of such
               investment the rating specified in the Series Supplement for Eligible Investments.

               "Event of Default" With respect to any Series (or Class within such Series) of Certificates, as specified in the related Series Supplement.

               "Exchange Act"  The Securities Exchange Act of 1934, as amended.

               "Exchange Act Reports" As defined in Section 3.10(a).

               "Executive Officer" Any one of the duly elected or appointed qualified and acting officers of any entity executing a certificate.

               "Extraordinary Trust Expense" Unless otherwise specified in the related Series Supplement, any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than
(i) Ordinary Expenses, and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.

               "Final Scheduled Distribution Date" With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

               "Fixed Pass-Through Rate" With respect to any Fixed Rate Certificate, as defined in the related Series Supplement.

               "Fixed Rate Certificate" A Certificate that provides for a payment of interest at a Fixed Pass-Through Rate.

               "Floating Pass-Through Rate" With respect to any Floating Rate Certificate, as defined in the related Series Supplement.

               "Floating Rate Certificate" A Certificate that provides for the payment of interest at a Floating Pass-Through Rate determined periodically by reference to a formula specified in the related Series Supplement.

               "Global Security" A Registered Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depository for such Series or Class in accordance with Section 5.08 and bearing the legend prescribed therein.

               "Grant" To sell, convey, assign, release, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm to the Trustee pursuant to these Standard Terms and a related Series Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing. A Grant of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

               "Holder" With respect to a Registered Certificate, the Registered Holder thereof.

               "Independent" When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor and of any Affiliate, (2) does not have any direct or indirect material financial interest in the Depositor or in any Affiliate and (3) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               "Initial Accrued Interest" With respect to any Series, shall mean, with respect to each Underlying Security, the amount of interest which accrued thereon from the Underlying Security Interest Payment Date of such Underlying Security next preceding the deposit of such Underlying Security hereunder (or, in the event that such Underlying Security Interest Payment Date is the first Underlying Security Interest Payment Date to occur after the original issuance of such Underlying Security, from the dated date thereof) to, but excluding, the Closing Date.

               "Issuer" Shall mean, with respect to an Underlying Security, the issuer thereof (including, if applicable, the guarantor of the Underlying Security) as identified in Schedule I to the Series Supplement.

               "Letter of Credit" With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Series Supplement.

               "LIBOR" shall mean, the London InterBank Offered Rate.

               "Limited Guarantor" With respect to the Underlying Securities relating to any series (or Class within such Series), a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement.

               "Limited Guaranty" With respect to any Series or Class within such Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement.

               "Liquidation Proceeds" The amounts received by the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of a Underlying Security.

               "London Banking Day" with respect to any Series or Class within such Series, any day on which dealings in deposits in the specified currency of such Series or Class within such Series are transacted in the London interbank market.

               "Market Agent" Shall mean the market agent or market agents appointed pursuant to Section 8.01, and its or their successors or assigns.

               "Market Agent Agreement" With respect to any Series shall mean the Market Agent Agreement, dated as of the Closing Date, between the Trustee and the Market Agent, the form of which will be attached to the Series Supplement, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

               "Minimum Wire Denomination" If applicable, with respect to any Series, as defined in the related Series Supplement.

               "Moody's" Shall mean Moody's Investors Service, Inc. and any successors thereto.

               "NASD" Shall mean the NASD, Inc. (formerly, the National Association of Securities Dealers, Inc.).

               "Notional Amount" With respect to any Class of Certificates, if applicable, the notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass-Through Rate, as the same may be adjusted as specified in such Series Supplement.

               "Officer's Certificate" A certificate signed by anyone (or, if specified in these Standard Terms or any Series Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

               "Opinion of Counsel" A written opinion of counsel, who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

               "Optional Exchange Date" With respect to any Series (or Class with such Series), as defined, if applicable, in the related Series Supplement.

               "Ordinary Expenses" The Trustee's customary fee for its services as Trustee, including but not limited to (i) the reasonable costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the reasonable costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the reasonable costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routing consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other reasonable costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

               "Outstanding" With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under these Standard Terms and the related Series Supplement except:

                      (i) Certificates theretofore cancelled by the
               Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

                      (ii) Certificates in exchange for or in lieu of which
               other Certificates have been authenticated and delivered pursuant to this Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, the Trustee, or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the knowledge of the Trustee, the Depositor, or any Affiliate of any thereof. The principal amount or notional amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding for the determination referred to in the foregoing proviso shall be the Certificate Principal Balance or Certificate Notional Amount, as applicable, with respect thereto as of the date of such determination.

               "Participant" A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Pass-Through Rate" With respect to any Series (or Class within such Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement.

               "Paying Agent"  As defined in Section 5.13.

               "Percentage Interest" With respect to a Certificate of any Series or Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Certificate Principal Balance or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

               "Permitted Investments" If applicable, with respect to any Series, as defined in the related Series Supplement.

               "Person" Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

               "Place of Distribution" With respect to any Series (or Class within such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates or such Series (or Class) are distributable as specified in the related Series Supplement.

               "Predecessor Certificate" With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and for the purpose of this definition, any Certificate authenticated and delivered under
Section 5.05 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

               "Prepaid Ordinary Expenses" Unless otherwise specified in the Series Supplement, the amount (if any) paid by the Depositor to the Trustee on or before the Closing Date to cover Ordinary Expenses, as specified in the related Series Supplement.

               "Proceeding" Any suit in equity, action at law or other judicial or administrative proceeding.

               "Purchase Price" If applicable, as specified in the related Series Supplement.

               "Rating Agency" With respect to any Series (or Class within such Series), each nationally recognized rating organization specified in the related Series Supplement that initially rates the Certificates of such Series (or Class).

               "Rating Agency Condition" With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior written notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

               "Realized Losses" With respect to any defaulted and liquidated Underlying Security, the excess, if any, of (x) the principal amount of such Underlying Security plus accrued and unpaid interest thereon, plus expenses incurred by the Trustee in connection with the practices and procedures referred to in Section 3.07(b) to the extent reimbursable under these Standard Terms and the related Series Supplement, over (y) Liquidation Proceeds with respect thereto.

               "Record Date" With respect to any Distribution Date for any Series (or Class within such Series) of Registered Certificates, the date specified in the related Series Supplement.

               "Registered Certificate" Any Certificate registered as to principal, premium, if any, and interest in the Certificate Register.

               "Registered Holder" The Person in whose name a Registered Certificate is registered in the Certificate Register on the applicable Record Date.

               "Required Interest" Unless otherwise specified in the related Series Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Certificate Principal Balance or Notional Amount of such Outstanding Certificates, computed at the applicable Pass-Through Rate.

               "Required Percentage--Amendment" Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

               "Required Percentage--Definitive Certificates" Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

               "Required Percentage--Direction of Trustee" Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

               "Required Percentage--Remedies" Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

               "Required Percentage--Removal of Trustee" Unless otherwise specified in the related Series Supplement, more than 50% of the aggregate Voting Rights of Certificates of such Series.

               "Required Percentage--Waiver" Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

               "Required Principal" As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution
Date) and required to be distributed in respect of the Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

               "Required Rating" With respect to any Series (or Class within such Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

               "Requisite Reserve Amount" As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

               "Reserve Account" An Eligible Account, if any, created and maintained pursuant to Section 3.06 and specified in the related Series Supplement.

               "Responsible Officer" With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President,

Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

               "Retained Interest" If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the related Series Supplement, held by the Person so specified in such Series Supplement.

               "Sale Procedures" Unless otherwise specified in the Series Supplement, shall mean that, with respect to any sale of one or more Underlying Securities, the Market Agent, on behalf of the Trust, shall sell such Underlying Security or Underlying Securities to the highest bidders among not less than two solicited bidders for such Underlying Securities (one of which bidders may include ABN AMRO Incorporated or any Affiliate thereof; provided, however, that neither ABN AMRO Incorporated nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Security, a portion of the Underlying Securities or all of the Underlying Securities being sold or any other basis selected in good faith by the Market Agent.

               "S&P" Shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and any successor thereof.

               "Series" A separate series of Certificates issued pursuant to these Standard Terms and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

               "Series Supplement" An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

               "Special Distribution Date" If applicable, with respect to any Series, as defined in the related Series Supplement and the related Certificates.

               "Standard Terms" As defined in the preliminary statement to this Agreement.

               "Sub-Administration Account" As defined in Section 7.02.

               "Sub-Administration Agreement" The written contract, if any, between the Trustee or the Administration Agent and a Sub-Administrative Agent and any successor Trustee, Administration Agent or Sub-Administrative Agent relating to the administration of certain Underlying Securities as provided in
Section 7.02.

               "Sub-Administration Agent" Any Person with which the Trustee has entered into a Sub-Administration Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 7.02.

               "Surety Bond" If so specified in the Series Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

               "Swap Agreement" If so specified in the Series Supplement, with respect to any Series, shall mean the ISDA Master Agreement dated as of the Closing Date by and between the Trust and the Swap Counterparty, the form of Schedule attached as an exhibit thereto, and the related Confirmation or by any Confirmations from time to time entered into in connection therewith as provided herein and therein.

               "Swap Counterparty" If so specified in the Series Supplement, with respect to any Series, shall be specified in the Series Supplement.

               "Swap Distribution Amount" If so specified in the Series Supplement, with respect to any Series, shall mean all amounts then due and owing to the Swap Counterparty pursuant to the Swap Agreement, other than Swap Termination Payments.

               "Swap Guarantee" If so specified in the Series Supplement, with respect to any Series, shall mean, the Guarantee issued by the Swap Guarantor in favor of the Trust substantially in the form attached as an exhibit to the Swap Agreement.

               "Swap Guarantor" If so specified in the Series Supplement, with respect to any Series, shall be specified in the Series Supplement.

               "Swap Receipt Amount" If so specified in the Series Supplement, with respect to any Series, shall mean all amounts due and owing to the Trust pursuant to the Swap Agreement, other than Swap Termination Payments.

               "Swap Termination Payment" If so specified in the Series Supplement, with respect to any Series, means the amount payable by the Swap Counterparty to the Trust, or by the Trust to the Swap Counterparty, pursuant to Section 6(e) of the Swap Agreement.

               "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

               "Trust" With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, consisting of those Underlying Securities and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

               "Trust Agreement" With respect to each Series of Certificates, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Series Supplement and all amendments thereto.

               "Trustee" With respect to any Series, the Person so specified in the applicable Series Supplement, until a successor Person shall have become the Trustee pursuant to the applicable provisions of these Standard Terms and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person. The Trustee and each successor Trustee shall be a United States person (within the meaning of Section 7701(a)(30) of the Code) and shall be a bank (as defined in Section 581 of the Code).

               "Trustee's Compliance Certificate" As defined in Section
3.10(d).

               "Underlying Security" or "Underlying Securities" With respect to any Series, the asset or assets Granted as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series, and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Schedule I to the related Series Supplement. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

               "Underlying Security Interest Payment Date" Shall mean, with respect to an Underlying Security, each date specified in Schedule I to a Series Supplement as a date on which interest is scheduled, as of the Closing Date, to be payable by or on behalf of the Issuer on such Underlying Security in accordance with its terms.

               "Underlying Security Payment Date" Shall mean a Schedule Underlying Security Payment Date and any other date on which interest, principal and/or redemption premium is payable on an Underlying Security in accordance with its terms.

               "Uniform Commercial Code" The Uniform Commercial Code as in effect in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law.

               "United States" The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

               "Voting Rights" With respect to any Series (or Class within such Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

               SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

                    (i) a term has the meaning assigned to it;

                   (ii) an accounting term not otherwise defined has the
               meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                    (iii) "or" is not exclusive;

                    (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

                    (v)   "including" means including without limitation; and

                    (vi) words in the singular include the plural and words in the plural include the singular.

               SECTION 1.03. Compliance Certificates and Opinions; Record Date. (a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of this Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for this Trust Agreement shall include:

                    (1) a statement that the individual signing such
               certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such individual,
               he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether, in the opinion of such
               individual, such condition or covenant has been complied with.

               (b) The Depositor may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Holders of any subclass of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record of Certificates of the applicable subclass at the close of business on such record date shall be deemed to be Certificateholders of such subclass for the purposes of determining whether Holders of the requisite aggregate principal amount of Outstanding Certificates of such subclass have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate principal amount of the Outstanding Certificates of such subclass shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders of Certificates of such subclass on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the record date.

                                  ARTICLE II

               Declaration of Trusts; Issuance of Certificates;
                     Purpose and Classification of Trusts

               SECTION 2.01. Creation and Declaration of Trusts: Assignment of Underlying Securities. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby Grant to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities attributable to each such Series, now existing or hereafter acquired, in each case as identified on the applicable
Schedule I, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series. Each such Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Underlying Security.

               (b) In connection with each Grant referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, either (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series which are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Series Supplement) with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or (ii) have delivered such Underlying Securities to a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Underlying Securities through such Clearing Agency, and (B) the Underlying Securities have been credited to a trust account of the Trustee, or its authorized agent, and the Trustee shall have the right to hold and maintain such Underlying Securities on deposit with such Clearing Agency for all purposes of this Trust Agreement.

               (c) Unless otherwise specified in the applicable Series Supplement, the Grant of such Underlying Securities by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale.

               (d) In the case of each delivery of Underlying Securities to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that:

                    (i) the Depositor is duly authorized to so deliver such Underlying Securities;

                    (ii)  the Underlying Securities so delivered are genuine;

                    (iii) at the time of delivery of the Underlying
               Securities, such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and

                    (iv) such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder of a Certificate.

               The above representations and warranties shall survive the delivery of such Underlying Securities and the Certificates in respect thereof. The Depositor shall further be deemed by such delivery to have made the representations that, to the best of its knowledge, as of the Closing Date, no default or Event of Default with respect to the Underlying Securities has occurred and is continuing.

               (e) Unless otherwise specified in the related Series Supplement, it is the intention of all of the parties hereto that the transfer of the Trust property hereunder and under any Series Supplement shall constitute a sale and the Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4 and shall constitute a domestic trust for federal income tax purposes under Treasury Regulation Section 301.7701-7, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

               (f) Unless otherwise specified in the related Series Supplement, any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust property and the issuance of the Certificates, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

               SECTION 2.02. Acceptance by Trustee. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in Section 2.01, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement.

               SECTION 2.03. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

                    (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                   (ii) with respect to each Series Supplement, to the
               Depositor's knowledge, the information set forth in Schedule I attached thereto with respect to each Underlying Security is true and correct in all material respects at the date or dates, respecting which, such information is furnished;

                  (iii) the execution and delivery of this Trust Agreement
               by the Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Depositor's Certificate of Incorporation or By-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                   (iv) the Depositor has the full power and authority to
               enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement. This Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law); and

                    (v) any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

               It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

               SECTION 2.04. Breach of Representation, Warranty or Covenant. Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.03 that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

               SECTION 2.05. Agreement to Authenticate and Deliver Certificates. With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to and receipt by it of the related Underlying Securities and delivery to it by the Depositor of executed Certificates, if any, of such Series, cause to be authenticated and delivered to or upon the written order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.02 and 5.14.

                                 ARTICLE III

                         Administration of each Trust

               SECTION 3.01. Administration of each Trust. (a) The Trustee shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of these Standard Terms and the applicable Series Supplement, the respective Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of these Standard Terms, the related Series Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee shall have full power and authority, acting alone or through Sub-Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Series Supplement.

               (b) The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law, and the Trustee shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series.

               SECTION 3.02. Collection of Certain Underlying Security Payments. With respect to any Series or Class of Certificates, the Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of this Trust Agreement, such Underlying Securities and any related Credit Support Instruments.

               SECTION 3.03. Certificate Account. (a) For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the

Trustee for the benefit of the Certificateholders of the related Series and shall not relate to or be for the benefit of any other Series or Certificateholders. With respect to each Series of Certificates, not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 3:00 p.m. New York City time, and on the next Business Day otherwise), the Trustee shall deposit or cause to be deposited in the Certificate Account all amounts received by it with respect to the Underlying Securities, any Credit Support, any Swap Agreement and all Liquidation Proceeds related to such Series including:

                    (i) all payments on account of principal of such
               Underlying Securities;

                   (ii) all payments on account of interest on such
               Underlying Securities;

                  (iii) all payments on account of premium (if any) on such
               Underlying Securities;

                   (iv) any other amounts received on such Underlying
               Securities;

                    (v) any payments in respect of any such Credit Support;

                   (vi) any payments in respect of any such Swap Agreement;

                   (vii) any Advances made as required pursuant to Section 4.04;
               and

                  (viii) any interest or investment income earned on funds
               deposited in the related Accounts.

               Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

               If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

               (b) The Trustee shall give notice to the Depositor and the Rating Agency of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.

               SECTION 3.04. Liquidation of the Underlying Securities. If specified in the applicable Series Supplement, upon the occurrences of specified events, the Trustee shall direct the Market Agent to sell the Underlying Securities in compliance with the Sale Procedures and to deposit the Liquidation Proceeds therefrom into the Certificate Account pursuant to Section 3.03(a) hereof.

               SECTION 3.05. Investment of Funds in the Accounts. The Trustee on behalf of the Trust, may direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein at the specific written direction of the Depositor in one or more Eligible Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Eligible Investment. If the Depositor does not provide any investment directions, funds held in any Account will be invested in the Eligible Investments specified in clause (ii) of the definition thereof. Investments of such funds shall be invested in Eligible Investments that will mature so that such funds will be available for distribution on the next Distribution Date. Except as otherwise provided in the applicable Series Supplement, any earnings with respect to such Permitted Investments shall be paid to the Certificateholders (and, if applicable, the Retained Interest holder) pro rata in proportion to their interest in the invested funds. In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall:

                      (x) consistent with any notice required to be given
               thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                      (y) demand same day payment of all amounts due
               thereunder upon a determination by the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect at funds thereafter on deposit in any Account.

               SECTION 3.06. Maintenance of Credit Support. (a) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Series Supplement, the Depositor shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement. To the extent specified in the applicable Series Supplement, the Depositor will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date. If a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account if and to the extent specified in the related Series Supplement. The Reserve Account, if any, shall be an asset of the Depositor (and the income earned on any amounts held in the Reserve Account shall be allocable to the Depositor, who agrees to include any such income in its gross income for all federal, state and local income and franchise tax purposes) and will not be a part of or otherwise be includible in the Trust but will be held for the benefit of the Certificateholders.

               (b) Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to
Section 4.01 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

               SECTION 3.07. Realization Upon Defaulted Underlying Securities.
(a) The Trustee, on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VII hereof.

               (b) Unless otherwise provided in the related Series Supplement, if the Trustee is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to
Section 3.07(a), the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of Article VII hereof.

               (c) If the Liquidation Proceeds of a defaulted Underlying Security are less than the sum of (i) the outstanding principal balance of the defaulted Underlying Security, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with the practices and procedures referred to in paragraph (b) of this Section 3.07 to the extent reimbursable under these Standard Terms and the related Series Supplement, the Trust for the applicable Series shall recognize a Realized Loss equal to the amount of such difference. Any such reimbursed Realized Loss shall be allocated pursuant to Section 4.05 among the Certificateholders of such Series in the manner and priority set forth in the related Series Supplement.


               (d) With respect to any Underlying Securities, if specified in a related Series Supplement, if any constituent document or instrument is found to be missing or defective in any material respect, the Trustee shall promptly notify the administrative agent, if any, or cause such defect to be cured or document to be delivered and the Depositor and the administrative agent, if any, or the Trustee will promptly notify the Person who sold the applicable Underlying Securities to the Depositor. If such Person does not cure or cause to be cured such omission or defect, and the Underlying Securities indenture or other similar document does not provide a remedy with respect to such defect or omission, neither the Trustee nor the Depositor shall be obligated to repurchase or provide a substitute for such Underlying Securities.

               SECTION 3.08. Retained Interest. The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified therein. With respect to each Underlying Security, unless otherwise specified in the related Series Supplement, the Retained Interest shall be deducted by the Trustee from applicable collections in respect of such Underlying Security. Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest; provided, however, that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a separate and discrete account established by the Trustee and such Series Supplement may provide for additional terms relating thereto. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Trust Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on an Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

               SECTION 3.09. Access to Certain Documentation. The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

               SECTION 3.10. Preparation of Reports. The Depositor shall (or shall engage the Trustee to):

               (a) on behalf of the Trust, prepare and file with the Commission, within the time period set forth below, or as otherwise permitted or required under the Exchange Act, copies of the annual reports and of the information, documents, certifications and other reports (or copies of such portions of any of the foregoing as the Commission from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Exchange Act Reports and the dates on which they are required to be filed with the Commission are as follows:

                    (i) Form 8-K, within the time requirement prescribed by
               the Exchange Act if the filing of Form 8-K is necessary;

                   (ii) Form 10-K, within the time requirement prescribed by
               the Exchange Act; and

                    (iii) such other reports as may be required pursuant to
               Section 13 or Section 15(d) of the Exchange Act.

               (b) deliver to the Trustee within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as is required to be filed with the Commission from time to time by such rules and regulations;

               (c) deliver to the Trustee who shall then transmit to all Certificateholders such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 3.10 as may be required by rules and regulations prescribed by the Commission;

               Any reports, statements, documents or other information required to be furnished by the Depositor to the Trustee pursuant to these Standard Terms or any Series Supplement shall be deemed to have been delivered to the Trustee if the Trustee is in possession of such reports, statements, documents or other information at the time they are to be furnished pursuant to these Standard Terms or any Series Supplement;

               (d) The Trustee shall provide to the Depositor an appropriate compliance certificate (the "Trustee's Compliance Certificate") in connection with the annual report of a Trust, file such Trustee's Compliance Certificate together with the annual report pursuant to Section 3.10(a) and, upon the reasonable request of the Depositor, at other times, with respect to the Trustee's compliance with its duties and obligations under this Agreement and any Series Supplement; and

               (e) The Depositor shall appoint a firm of independent certified public accountants to review each of the distribution reports prepared by the Trustee pursuant to Section 4.02 and to verify (x) that such reports and the calculations made therein were made accurately and in accordance with the terms of the Trust Agreement and (y) that the Depositor and the Trustee have each fulfilled their obligations under this Trust Agreement. The Trustee shall instruct the accountants (i) to promptly report to the Trustee any errors in such distribution reports discovered in verifying such calculations and (ii) to render to the Trustee an annual examination report, prepared in compliance with established or stated criteria as set forth in the professional standards of the American Institute of Certified Public Accountants, no more than 90 days following the trust's fiscal year end (or any shorter period as necessary to provide for timely filing of the Trust's Form 10-K) that specifies the calculations made in reviewing the distribution reports prepared by the Trustee for the trust's fiscal year end and such accountants' associated findings.

               (f) The Depositor shall deliver to the Trustee, on or before February 15th of each year, an Officer's Certificate signed by an Executive Officer of the Depositor stating that:

                    (i) a review of the activities of the Depositor during
               such fiscal year and of the performance under this Agreement has been made under such Executive Officer's supervision; and

                    (ii) to the best of such Executive Officer's knowledge,
               based on such review, the Depositor has materially fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

               (g) The Trustee shall deliver to the Depositor, on or before February 15th of each year, an Officer's Certificate signed by an Executive Officer of the Trustee stating that:

                    (i) a review of the activities of the Trustee during such
               fiscal year and of the performance under this Agreement has been made under such Executive Officer's supervision; and

                   (ii) to the best of such Executive Officer's knowledge,
               based on such review, the Trustee has materially fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office of the Trustee.

               SECTION 3.11. Charges and Expenses. Except as otherwise provided in this Trust Agreement or the related Series Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person. There shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

               SECTION 3.12. Underlying Securities Reporting Failure. In the event that an issuer of an Underlying Security the outstanding principal balance of which exceeds 10% of the aggregate principal balance of the Underlying Securities (or the issuers of Underlying Securities the combined principal balances of which exceed 10% of the aggregate principal balance of the Underlying Securities) underlying a Series of Certificates confirms in writing that it intends to permanently cease filing the periodic reports required under the Exchange Act or if such Underlying Securities Issuer has failed to file any required report at such time as the Trust is required to file a report under the Exchange Act, if such Underlying Securities Issuer is still delinquent in its filing obligations (i)within 30 Business Days after receiving such written confirmation or (ii) on the filing date of the Trust's related periodic report with the Commission, the Depositor shall instruct the Trustee to sell such Underlying Securities in order to allow a cash distribution to Certificateholders in accordance with the procedures set forth in the Series Supplement that are applicable to a default on the Underlying Securities or to distribute such Underlying Securities. Accordingly, the requirements of this Section 3.12 shall not apply unless an Underlying Securities issuer (or combined issuers as aforesaid) either (x) states in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) fails to file any required reports.

                                  ARTICLE IV

                Distributions and Reports to Certificateholders

               SECTION 4.01. Distributions. (a) On each Distribution Date for a given Series of Certificates, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series. In any event, however, any amounts collected during any period shall be distributed to the Certificateholders no later than the Distribution Date immediately following the receipt thereof.

               (b) All distributions on the Certificates shall be payable only from Available Funds, and no provision of this Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution from any other source.

               SECTION 4.02. Distributions on Certificates. (a) Distributions on any Registered Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Registered Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Registered Certificate upon any transfer or exchange subsequent to such related Record Date.

               The distribution of interest and principal on Registered Certificates shall be made:

                    (i) if the Certificateholder is a Depository, to the
               Depository, which shall credit the relevant Participant's account at such Depository in accordance with the policies and procedure of the Depository, or

                   (ii) if the Certificateholder is not a Depository, at the
               Corporate Trust Office (except as otherwise specified in the related Series Supplement) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided in the related Series Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder. Notwithstanding the foregoing paragraph, with respect to a Certificateholder of Certificates not held in a Depository and having at least the Minimum Wire Denomination, such payment shall be made by wire transfer of immediately available funds to the account designated by such Certificateholder in a written request received by the Trustee not later than 10 days prior to such Distribution Date; provided, however, that if a wire transfer cannot be made for any reason, payment shall be made by check. The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

               (b) Subject to the foregoing provisions of this Section 4.02, each Certificate delivered under this Trust Agreement upon transfer of or in exchange for or in lieu of any other

Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

               (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

               (d) With respect to any computations or calculations to be made under these Standard Terms, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all Currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

               (e) Unless specified otherwise in a Series Supplement, the final distribution of principal and/or premium shall be made upon presentation and surrender of such Certificates at the Corporate Trust Office.

               SECTION 4.03. Reports to Certificateholders. Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series, to each Rating Agency rating such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

                    (i) the amounts received by the Trustee as of the last
               such statement in respect of principal, interest and premium on the Underlying Securities, Swap Receipt Amount, if any, and Swap Termination Amounts, if any;

                   (ii) the Swap Distribution Amount, if any, and Swap
               Termination Amount, if any, for such date;

                  (iii) the amount of the distribution on such Distribution
               Date to Certificateholders of each Class of such Series allocable to principal of or interest or premium, if any, on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                   (iv) in the case of each Class of Floating Rate
               Certificates of such Series, the respective Floating Pass-Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

                    (v) the amount of compensation received by the Trustee for the period relating to such Distribution Date, and such other customary information as the Trustee deems necessary or desirable, (or that any such Certificateholder reasonably requests,) to enable such Certificateholders to prepare their tax returns;

                   (vi) if the Series Supplement provides for Advances, the
               aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                    (vii) the aggregate stated principal amount or, if
               applicable, notional principal amount of the Underlying Securities related to such Series and the current interest rate or rates thereon at the close of business on such Distribution Date;

                   (viii) the aggregate Certificate Principal Balance or
               aggregate Notional Amount, if applicable, of each Class at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or Notional Amount due to the allocation of any Realized Losses on such Distribution Date or otherwise;

                     (ix) as to any Series (or any Class within such Series)
               for which Credit Support has been obtained, the amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

                    (x) the information required to be provided pursuant to Treasury Regulations promulgated under Section 671 of the Code, if any.

               In the case of information furnished pursuant to subclauses
(iii) and (v) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (iii) and (v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. The Trustee shall supply to Certificateholders who so request all materials received by the Trustee from the Underlying Securities Issuer.

               The Trustee shall file a copy of such report with the Commission on Form 8-K within the time limits prescribed by such form, otherwise in compliance with the Commission's rules applicable to a Trust, or as otherwise advised by counsel.

               SECTION 4.04. Advances. (a) Unless otherwise specified in the applicable Series Supplement, the Trustee shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates.

               (b) However, as and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and
(c) of this Section 4.04, on or prior to each Distribution Date, the Trustee shall advance or cause to be advanced in immediately available funds for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Trustee shall make such Advances from its own funds. The Trustee may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Series Supplement, as to which any such unreimbursed Advance was made.

               (c) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Trustee reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities. It is further understood and agreed that the Trustee shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

               (d) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that are subsequently deemed by the Trustee to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee through the application of amounts on deposit in the Certificate Account for such series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

               SECTION 4.05. Allocation of Realized Losses and Trust Expenses. With respect to any Series of Certificates, the manner and priority of the allocation of Realized Losses, Administrative Fees, Eligible Expenses, Allowable Expense Amounts and Extraordinary Trust Expenses, if any, on any Distribution Date among the Classes, if any, of such Series shall be as set forth in the related Series Supplement.

               SECTION 4.06. Compliance with Withholding Requirements. (a) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee shall comply with all federal withholding requirements respecting distributions to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding.

               (b) Each Certificateholder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Securities, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for federal income tax purposes in respect of distributions to such Certificateholder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8BEN (or successor form), Form W-9 (or successor form), or Form W-8ECI (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Securities, the Certificateholder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates. The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy).

               (c) If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying Securities or the Certificates, such tax or governmental charge shall be payable by the Certificateholder and may be withheld by the Trustee. The consent of Certificateholder shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Certificateholder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.03 the amount so withheld.

               (d) The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Certificateholder.


               SECTION 4.07. Optional Exchange. (a) The terms and conditions, if any, upon which Certificates of any Series (or Class within such Series) may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided, however, unless otherwise specified in the related Series Supplement, that any right of exchange shall be exercisable only to the extent that the Trustee receives an Opinion of Counsel that (i) such exchange is consistent with applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules and regulations thereunder and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes. Such terms may relate to, but are not limited to, the following:

                    (1) a requirement that the Certificates of each Class
               within such Series and a proportionate amount of call warrants, if any, are tendered to the Trustee;


                    (2) a minimum Certificate Principal Balance or Notional
               Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

                    (3) a requirement that the Certificate Principal Balance
               or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

                    (4) specified dates during which a Holder may effect such
               an exchange (each, an Optional Exchange Date);

                    (5) limitations on the right of an exchanging Holder to
               receive any benefit upon exchange from any Credit Support or Underlying Securities which are not debt securities; and


                    (6) adjustments to the value of the proceeds of any
               exchange based upon required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.


               (b) Unless otherwise provided in the applicable Series Supplement, no Certificate may be exchanged by a Certificateholder pursuant to the preceding paragraph unless the Trustee has received notice thereof at least five days (or such shorter period acceptable to the Trustee) but not more than 30 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series Supplement (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the NASD the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the Certificate number or a description of the tenor and the terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the entire Certificate Principal Balance or Notional Amount of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining Outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the Holder of such exchanged Certificate).


                                  ARTICLE V

                               The Certificates

               SECTION 5.01. The Certificates. (a) The Certificates of any Series (or Class within such Series) may be issued in fully registered form as Registered Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement.

               The Certificates may be issued in one or more Series, each of which Series may, subject to the provisions of the Code and the intended status of each Series Trust to constitute a fixed investment trust for federal income tax purposes, be issued in one or more Classes, with such further particular designation added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

               (b) Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Depositor and establishing the terms and provisions of such Series. The several Series may, subject to the provisions of the Code and the intended status of each Trust to constitute a fixed investment trust for federal income tax purposes, differ as between Series and any given Class may vary as between the other Classes within any given Series.

               SECTION 5.02. Execution, Authentication and Delivery. (a) The Certificates shall be executed by the Depositor by its President, its Treasurer, or one of its Vice Presidents, under its corporate seal, which may be in facsimile form and imprinted or otherwise reproduced thereon and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile. Certificates bearing the manual or facsimile signature of individual who were at any time the proper officers of the Depositor shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. Notwithstanding anything in this Agreement to the contrary, the Trustee, upon written direction by the Depositor, will, with respect to any Series, execute any related Certificates.

               (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

               (c) No Certificate appertaining thereto shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein or in the form of Certificate attached to the related Series Supplement executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement.

               SECTION 5.03. Temporary Certificates. Pending the preparation of Definitive Certificates of any Series (or Class within each such Series), the Depositor may execute, and upon receipt of a Depositor Order, the Trustee shall authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed by the Depositor and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which is issued. If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay.

               SECTION 5.04. Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for each Series of Registered Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Registered Certificates and the registration of transfers and exchanges of Registered Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Registered Certificates and transfers and exchanges of Registered Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

               If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Registered Certificates and the principal amounts and numbers of such Registered Certificates.

               (b) Upon surrender for registration of transfer any Registered Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Depositor's satisfaction, the Depositor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates of any authorized denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable.

               (c) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depository for such Series or Class to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or Class or a nominee of such successor Depository.

               (d) At the option of the Holder, Registered Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Registered Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Registered Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

               (e) If at the time the Depository for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depository for the Certificates of such Series or Class or if at any time the Depository for the Certificates of such Series or Class shall no longer be eligible under Section 5.08(b), the Depositor shall appoint a successor Depository with respect to the Certificates of such Series or Class. If a successor Depository for the Certificates of such Series or Class is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor's election as specified in the related Series Supplement shall no longer be effective with respect to the Certificates of such Series or Class and the Depositor will execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, will authenticate and deliver individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

               (f) The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, shall authenticate and deliver, individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

               (g) If specified by the Depositor pursuant to the related Series Supplement with respect to a Series (or Class within such Series) of Certificates, the Depository for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depository. Thereupon, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, without service charge,

                    (i) to each Person specified by such Depository a new
               individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

                    (ii) to such Depository a new Global Security in a
               denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

               In any exchange provided for in any of the preceding three paragraphs, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, will authenticate and deliver individual Certificates in registered form in authorized denominations, if the Certificates of such Series or Class are issuable as Registered Certificates.

               Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Registered Certificates issued in exchange for a Global Security pursuant to this Section 5.04 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Certificates to the Person in whose names such Registered Certificates are so registered.

               (h) All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

               (i) Every Registered Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

               (j) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

               SECTION 5.05. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for any such mutilated Certificate, or in lieu of any such destroyed, lost or stolen Certificate, a new Certificate of the same Series or Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

               Upon the issuance of any new Certificate under this Section, the Depositor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Certificate of any Series or Class, issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates of that Series or Class, duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

               SECTION 5.06. Persons Deemed Owners. (a) The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 4.02) interest, if any, on such Registered Certificate and for all other purposes whatsoever, whether or not such Registered Certificate be overdue, and neither the Depositor or the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

               (b) None of the Depositor, the Trustee or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               SECTION 5.07. Cancellation. Unless otherwise specified in the related Series Supplement for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement.

               SECTION 5.08. Global Securities. (a) If the Series Supplement pursuant to Section 5.01 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Depositor shall execute and the Trustee shall authenticate and deliver one or more Global Securities, that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.10. Unless and until definitive, fully registered Certificates (the "Definitive
Certificates") have been issued to Holders of such Series or Class pursuant to
Section 5.11:

                    (i) the provisions of this Section 5.09 shall be in full
               force and effect;

                   (ii) the Certificate Registrar and the Trustee shall be
               entitled to deal with the Depository for all purposes of this Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

                  (iii) to the extent that the provisions of this Section
               5.08 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.08 shall control;

                   (iv) the rights of Certificate Owners of such Series or
               Class shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository or its Participants; and

                    (v) whenever this Trust Agreement requires or permits
               actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depository's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

               (b) Each Depository designated in the related Series Supplement for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

               SECTION 5.09. Notices to Depository. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Trust Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depository, and shall have no obligation to the Certificate Owners.

               SECTION 5.10. Definitive Certificates. If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system of such Series or Class through the Depository or (iii) Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage-Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depository in writing that the continuation of a book-entry system for such Series or Class through the Depository is no longer in the best interests of the Certificates Owners of such Series or Class, then the Depository shall notify all Certificate Owners or Participants in the Depository's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same.

               Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depository, accompanied by registration instructions, the Depositor shall execute and the Trustee shall authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depository. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

               SECTION 5.11. Currency of Distributions in Respect of Certificates. Distributions of the principal of (and premium, if any) and interest on Registered Certificates of such Series or Class will be made in Dollars.

               SECTION 5.12. Conditions of Authentication and Delivery of New Series. Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms and the related Series Supplement. The Depositor shall execute and deliver Certificates of such Series to the Trustee and the Trustee shall authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

                    (1) The delivery of the Underlying Securities in
               accordance with Section 2.01(b);

                    (2) Opinions of Counsel to the Depositor, addressed to the
               Trustee, in a form acceptable to the Trustee;

                    (3) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that all of the requirements of this Section 5.12 have been satisfied, and that the Depositor is not in breach of this Trust Agreement and that the issuance of the Certificates will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's Certificate of Incorporation or bylaws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject;

                    (4) A Series Supplement consistent with the applicable
               provisions of these Standard Terms;

                    (5) If applicable, a fully executed copy of the Swap
               Agreement, together with all documents and opinions required to be delivered to the Trust upon execution thereof pursuant to the terms thereof; and

                    (6) Written instructions by the Depositor to the Trustee
               directing the Trustee to enter into and perform any obligations under the Swap Agreement, if applicable, and/or the Market Agent Agreement, if applicable.

               If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 5.12 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificate of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this Section 5.12 shall be true and correct as if made on such date.

               SECTION 5.13. Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying

Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Depositor, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 7.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this
Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement other than with respect to funds paid to such Paying Agent.

               SECTION 5.14. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement.

               (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of
Section 7.01, 7.03 and 7.04 shall be applicable to any Authenticating Agent.

               (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

               "This is one of the Certificates described in the Standard Terms and the related Series Supplement".

Dated:

                                            as Authenticating Agent
                                                   for the Trustee,

                                            By_____________________________


               SECTION 5.15. Voting Rights with Respect to Underlying Securities. (a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents ("voting rights") by, owners of any of the Underlying Securities, the Trustee shall give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities (and to the extent of the voting rights allocated to the Certificateholders pursuant to subsection 5.15(b)), to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Certificateholders of record on such Record Date.

               Upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request (in each case to the extent of the voting rights allocated pursuant to subsection 5.15(b) to such Certificateholder). The Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions.

               (b) Unless otherwise specified in the applicable Series Supplement, the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof shall be allocated among the Class A-1 Certificateholders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates.

               (c) By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Certificateholder agrees so long as it is an owner of such Certificate that it shall not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing of, interest on the Underlying Securities underlying the

Certificates held by such Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Certificateholder. The Trustee shall not grant any consent solicited from the owners of the Underlying Securities with respect to any conversion of the timing of payment of, or the method or rate of accruing of, interest on the Underlying Securities underlying the Certificates held by such Certificateholder or to any redemption or prepayment of the Underlying Securities nor shall it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of the provisions of this Agreement.

               SECTION 5.16. Actions by Certificateholders.

               (a) Wherever in this Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice or instruction may be taken or given by any Certificateholder or Beneficial Owner.

               (b) Certificateholders or Beneficial Owners shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

               SECTION 5.17. Events of Default. If any Event of Default shall occur and be continuing with respect to any Underlying Securities, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in this Section 5 and otherwise as provided in Section 5(c) of the applicable Series Supplement.

               SECTION 5.18. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of or premium, if any, or interest on any Underlying Security, then, subject to Sections 5.19 and 5.20, the Trustee, in its own name, and as trustee of an express trust, as holder of such Underlying Security, shall be, to the extent permitted by and in accordance with the terms of the Underlying Security, subject to the limitations on acceleration and the exercise of remedies set forth therein, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, including the power to make a demand on the trustee in respect of such Underlying Security, if provided for, to take action to enforce the Underlying Security for the collection of the sums so due and unpaid on such Underlying Security and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

               SECTION 5.19. Control by Certificateholders. The Holders of Certificates of any Class holding Certificates representing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the Outstanding Certificates of such Class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Underlying Securities; provided, however, that:

                    (1) such direction shall not be in conflict with any rule
               of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

                    (2) the Trustee shall not determine that the action so
               directed would be unjustly prejudicial to the Holders of Certificates of such Class not taking part in such direction; or

                    (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

               SECTION 5.20. Waiver of Past Defaults. The Holders of the Required Percentage--Waiver of Certificates of any Series may direct the Trustee to vote such percentage of the Underlying Securities held by the Trustee as corresponds to the percentage of the aggregate principal amount of the Certificates of such Series held by such Holders to waive any past Event of Default thereunder with respect to such Series of Certificates and its consequences or may instruct the Trustee, on behalf of all Certificateholders of such Series, to waive any past default under this Trust Agreement and its consequences, except a default:

                    (1) in the payment of the principal of or premium, if any, or interest on the Underlying Securities or the Certificates;

                    (2) in respect of a covenant or provision hereof which
               under Article X hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected; or

                    (3) specified in the applicable Series Supplement, if any, unless the applicable Series Supplement provides otherwise.

               Upon any such direction, the Trustee shall vote such percentage of the Underlying Securities of the corresponding Series held by the Trustee as corresponds to the percentage of the aggregate principal amount of the Outstanding Certificates of such Series held by Holders who directed the Trustee to waive such default or Event of Default thereunder. Upon any waiver that is effective under the terms of such Class of Underlying Securities to waive such default or Event of Default, such default or Event of Default shall cease to exist with respect to this Trust Agreement, and, in the case of a default, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such Certificateholders or in respect of any Underlying Securities shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 5.21. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, the right of any

Certificateholder to receive distributions of payments required pursuant to
Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date, Special Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

               SECTION 5.22. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                  ARTICLE VI

                                 The Depositor

               SECTION 6.01. Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by these Standard Terms and the related Series Supplement.

               SECTION 6.02. Limitation on Liability of the Depositor. (a) The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or power if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor against any breach of representations, warranties or covenants made herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder.

               Unless otherwise provided in a related Series Supplement, the Trust will indemnify and hold harmless the Depositor and any director, officer, employee or agent of the Depositor against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties by the Depositor and any of its directors, officers, employees or agents hereunder or by reason of reckless disregard of their obligations and duties hereunder.

               (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Trust Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying Securities.

               (d) The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Calculation Agent, the Market Agent or the other party to this Trust Agreement. The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (e) The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

               SECTION 6.03. Depositor May Purchase Certificates. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor or any Affiliate of the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

               SECTION 6.04. Merger or Consolidation of the Depositor. Nothing in this Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfers shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

               SECTION 6.05. No Liability of the Depositor with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Issuer(s). (a) The sole obligor with respect to any Underlying Security is the Issuer thereof. The Depositor shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

               (b) The Depositor is not authorized to proceed against the Issuer of any Underlying Security in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no duty in respect thereof.

                                 ARTICLE VII

                            Concerning the Trustee

               SECTION 7.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Series Supplement. The Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a fixed investment trust for federal income tax purposes. The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets (other than proceeds of the Underlying Securities) other than the Underlying Securities transferred to it on the Closing Date of any Series. Any permissive right of the Trustee enumerated in this Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a fixed investment trust.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine whether they conform to the requirements of this Trust Agreement. If any such instrument is found not to conform to the requirements of this Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

               (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                    (i) the duties and obligations of the Trustee shall be
               determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Trust Agreement;

                    (ii) the Trustee shall not be personally liable for an
               error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (iii) the Trustee shall not be personally liable with
               respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series), as specified in the applicable Series Supplement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement;

                    (iv) the Trustee shall not be required to expend or risk
               its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                     (v) except for actions expressly authorized by this Trust
               Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

                    (vi) except as expressly provided in this Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for a Underlying Security initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Underlying Securities;

                   (vii) in the event that the Paying Agent or the
               Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

                  (viii) the Trustee shall not be liable to any
               Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Calculation Agent, the Market Agent or the other party to this Trust Agreement. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ix) the Trustee shall not incur any liability to any
               Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement;

                    (x) the Trustee shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying Securities;

                   (xi) whenever in the administration of this Trust
               Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

                  (xii) the Trustee may consult with counsel of its
               selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon, unless the Trustee's taking, suffering or omitting such action shall have been willful misconduct, in bad faith or negligent.

               (d) As promptly as practicable after, and in any event within 10 days after, the occurrence of any default (as such term is defined below) hereunder with respect to any Class of Certificates, the Trustee shall transmit by mail to the Depositor and the Holders of Certificates of such Class, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Underlying Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Certificates of such Class. For the purpose of this Section, the term "default" means, with respect to any Class of Certificates, any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to such Class of Certificates.

               (e) Within five (5) Business Days after the receipt by the Trustee of a written application by any three or more Certificateholders stating that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned its Certificates for a period of at least six (6) months preceding the date of such application, the Trustee shall, at its election, either:

                    (i) afford to such applicants access to all information so furnished to or received by the Trustee; or

                    (ii) inform such applicants as to the approximate number
               of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

               (f) Pursuant to Section 3.10 hereof, the Trustee shall prepare and file periodic reports, including any exhibits thereto, pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or other federal law. At least ten (10) Business Days prior to any such filing, the Trustee shall distribute a copy thereof to the Depositor which shall respond reasonably promptly to any inquiry of the Trustee as to such filing.

               SECTION 7.02. Between Trustee, Administrative Agent and Sub-Administrative Agents. (a) Unless otherwise provided in a Series Supplement, the Trustee may enter into an Administration Agreement with an Administrative Agent and the Trustee and any Administrative Agent may enter into Sub-Administration Agreements with one or more Sub-Administrative Agents in order to delegate certain administrative obligations with respect to a related Series under this Trust Agreement to such Administrative Agent and Sub-Administrative Agents, as applicable; provided, however, that (i) such delegation shall not release the Trustee or the Administrative Agent, as applicable, from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement; (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of these Standard Terms and, with respect to Certificates of any Series, the related Series Supplement. With respect to any Series (or Class within such Series) of Certificates, each Administration Agreement and Sub-Administration Agreement shall impose on the Administrative Agent and the Sub-Administrative Agent, as applicable, requirements conforming to the provisions set forth in Section
3.01 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Trust Agreement. Under no circumstances will an entity affiliated with an Underlying Securities Issuer be appointed as either an Administrative Agent or a Sub-Administrative Agent. Additional requirements relating to the scope and contents of any Administration Agreement or Sub-Administration Agreement, as applicable, may be provided in the applicable Series Supplement. The Trustee and the Administrative Agent, if applicable, shall deliver to the Depositor copies of the Administration Agent Agreement and all such Sub-Administration Agreements entered into, and any amendments or modifications thereof, promptly upon the Trustee's or the Administrative Agent's, if applicable, execution and delivery of any such instruments.

               (b) The Trustee or the Administrative Agent, as applicable, shall be entitled to terminate any Administration Agreement or the Sub-Administration Agreement which it enters into and the rights and obligations of any Administrative Agent and Sub-Administrative Agent, as applicable, under any such agreement in accordance with the terms and conditions of any such agreement. In the event of a termination of any Administration Agreement or Sub-Administration Agreement, the Trustee or the Administrative Agent, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such agreement without any act or deed on the part of the applicable Administrative Agent or Sub-Administrative Agent, as applicable, and the Trustee or the Administrative Agent shall administer directly the related Underlying Securities or shall enter into an Administrative Agreement or a Sub-Administration Agreement, as applicable, with a successor Administrative Agent or Sub-Administrative Agent, as applicable, which so qualifies under this Section 7.02.

               (c) Unless otherwise provided in the applicable Series Supplement, the termination events of the Administrative Agent or the Sub-Administrative Agent, as applicable, with respect to any given Series of certificates will consist of the following:

                    (i) any failure by an Administrative Agent or a
               Sub-Administrative Agent, as applicable, to remit to the Trustee or the Administrative Agent, if applicable, any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the Series Supplement or this Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent or the Sub-Administrative Agent, as applicable, by the Trustee, or the Administrative Agent, if applicable, or the Depositor, or to the Administrative Agent, Sub-Administrative Agent, the Depositor and the Trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights;

                   (ii) any failure by an Administrative Agent or a
               Sub-Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Series Supplement or this Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent or the Sub-Administrative Agent, as applicable, the Depositor and the Trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

                   (iii) specified events of insolvency, readjustment of
               debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent or a Sub-Administrative Agent, as applicable, indicating its insolvency or inability to pay its obligations.

               (d) Unless otherwise provided in the applicable Series Supplements, in the event an Administrative Agent or a Sub-Administrative Agent is administering one or more Underlying Securities pursuant to an Administration Agreement or a Sub-Administration Agreement, as applicable, the Administrative Agent or the Sub-Administrative Agent, as applicable, shall be required immediately to direct the Trustee or the Administrative Agent, as applicable, to deposit into an Eligible Account established by such Administrative Agent (an

"Administration Account") or such Sub-Administrative Agent (a
"Sub-Administration Account"), as applicable, any amounts collected with respect thereto, and all such amounts shall be deposited into the related Certificate Account not later than the Business Day after receipt thereof.

               SECTION 7.03. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in this Article VII:

                    (i) the Trustee may request and rely upon and shall be
               protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) the Trustee may consult with counsel and any Opinion
               of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                    (iv) the Trustee shall not be personally liable for any
               action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                     (v) the Trustee shall not be bound to make any
               investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage -- Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;




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

                    (vi) the Trustee may execute any of the trusts or powers
               hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                    (vii) the Trustee shall not be personally liable for any
               loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of the Depositor pursuant to Section 3.05.

               (b) All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Trust Agreement.

               SECTION 7.04. Trustee Not Liable for Recitals in Certificates or Underlying Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in
Section 7.11, the Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates.

               SECTION 7.05. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; provided, however, that in determining whether the required percentage of aggregate Voting Rights shall have consented to any action hereunder requiring the consent of the Certificateholders, the Trustee's interest shall be excluded.

               SECTION 7.06. Trustee's Fees and Expenses. (a) The applicable Series Supplement shall specify the amount and circumstances of the Trustee's compensation and the source thereof.

               (b) If the Prepaid Ordinary Expenses set forth in the Series Supplement is greater than zero, the Trustee acknowledges that the Depositor has paid to the Trustee an amount equal to the Prepaid Ordinary Expenses, and the Trustee agrees that the payment of such amount shall constitute full and final satisfaction of and payment for all Ordinary Expenses.

               (c) If the Prepaid Ordinary Expenses set forth in the Series Supplement is zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee shall be paid on a periodic basis by the Trust or from the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee agrees that its right to receive such payments from the Trust shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim on payment of Ordinary Expenses from any other source, including the Depositor.



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

               (d) If the Prepaid Ordinary Expenses set forth in the Series Supplement is zero, the Series Supplement may provide that the Depositor shall pay to the Trustee from time to time a fee for its services and expenses as Trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee agrees that its right to receive such payments from the Depositor shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim for payment of Ordinary Expenses from the Trust. The Trustee further agrees that, notwithstanding any failure by the Depositor to make such periodic payments of the Ordinary Expenses, the Trustee shall continue to perform its obligations under this Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under this Trust Agreement shall be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to Section 9.01 hereof.

               (e) Subject to subsection 7.06(f), all Extraordinary Trust Expenses, to the extent not paid by a third party are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by the Trust.

               (f) The Trustee shall not take any action, including appearing in, instituting or conducting any action or suit hereunder or in relation hereto, which is not indemnifiable under Section 7.12 hereof which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the Required Percentage--Remedies of the aggregate principal amount of Certificates then outstanding, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities shall either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment shall be made out of its own funds and not from monies on deposit in the Trust) in which case the Trustee shall be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders.

               SECTION 7.07. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor, the Underlying Securities Issuer or the Credit Support Provider (but may have normal banking relationships with such parties and their Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association (or its parent) publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association (or its parent) must be rated in one of the four highest rating categories by the Rating Agency. In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.


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

               SECTION 7.08. Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor and each Rating Agency, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (a) assist the Depositor in finding a successor Trustee acceptable to the Depositor and (b) negotiate in good faith concerning any prepaid but unaccrued fees.

               (b) The Depositor or Holders of the Required
Percentage--Removal of Trustee of Certificates may at any time remove the Trustee as Trustee hereunder by written notice delivered to the Trustee and each Rating Agency in the manner provided in Section 10.04 hereof, and such removal shall take effect upon the appointment of the successor trustee and its acceptance of such appointment as provided in the succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

               (c) Upon the designation of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

               (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

               (e) In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, within ninety (90) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.07. If no successor Trustee has been appointed within 90 days after the Trustee has given written notice of its election to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such




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

predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Underlying Securities and parts thereof to such successor Trustee. Any successor Trustee shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section 10.04 hereof.

               (f) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

               SECTION 7.09. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be party, or any corporation or association succeeding to the trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 7.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               SECTION 7.10. Appointment of Office or Agency. As specified in a Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Trust Agreement may be served.

               SECTION 7.11. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                    (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                   (ii) neither the execution nor the delivery by the Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound;

                   (iii) the Trustee has full power, authority and right to
               execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                    (iv) this Trust Agreement has been duly executed and
               delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                    (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder;

                    (vi) there are no actions or proceedings against, or
               investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement, (B) seeking to prevent the issuance of the Certificates contemplated by the Trust Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement; and

                    (vii) no consent, approval, authorization or order of any
               court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, or for the consummation of the transactions contemplated by the Trust Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

        The representations and warranties of the Trustee set forth in this
Section 7.11 shall survive the receipt of Underlying Securities by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

               SECTION 7.12. Indemnification of Trustee by the Depositor; Contribution. (a) The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.06 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense or liability incurred in connection with any legal action relating to this Trust Agreement or the Certificates or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or as a result of a breach of the Trustee's obligations and duties hereunder.

               (b) If the indemnification provided for in the preceding paragraph is invalid or unenforceable in accordance with its terms, then the Depositor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportion as is appropriate to



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

reflect the relative benefits received by the Depositor on one hand and the Trustee as Trustee on the other hand. For this purpose (i) the benefits received by the Depositor shall be the aggregate amount received by it upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Underlying Securities or parts thereof evidenced thereby, and (ii) the benefits received by the Trustee as Trustee shall be the aggregate amount of fees received by it as Trustee, less costs and expenses incurred by it as Trustee in relation to such Certificates. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Depositor shall contribute to such amount paid or payable by the Trustee in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

               (c) In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee shall promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof. In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Depositor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

               (d) The term "liability," as used in this Section 7.12, shall include any losses, claims, damages, expenses (including without limitation the Trustee's reasonable costs and expenses) in defending itself against any losses, claims or investigations of any nature whatsoever.

               (e) The obligations of the Depositor under this Section 7.12 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

               (f) Notwithstanding anything to the contrary contained in this
Section 7.12, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

               (g) The indemnity provided in this Section shall survive the termination or discharge of this Trust Agreement.

               SECTION 7.13. Indemnification of Depositor by Trustee. The Trustee, in its individual capacity and not from the assets of the Trust, shall indemnify the Depositor and any successor trustee against any losses, claims, damages, expenses (including without limitation the Depositor's costs and expenses in defending itself against any losses, claims or investigations of



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

any nature whatsoever) or other liabilities, joint or several, which may arise out of acts performed or omitted by the Trustee or its agents due to its or their negligence, bad faith or willful misconduct.

               SECTION 7.14. No Liability of the Trustee with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Issuer(s). (a) The Trustee shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates will be solely as set forth in the Trust Agreement.

               (b) The Trustee is not authorized to proceed against the Issuer of any Underlying Security in the event of an Event of Default or to assert the rights and privileges of Certificateholders of Certificates and has no duty in respect thereof except as provided in Sections 5.17 and 5.18 or otherwise as expressly provided herein.

               SECTION 7.15. The Depositor To Furnish Trustee with Names and Addresses of Certificateholders. The Depositor will furnish to the Trustee within 15 days after each Record Date with respect to any Distribution Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Depositor of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Depositor as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Certificate Registrar, no such list need be furnished.

               SECTION 7.16. Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.15, and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.15, upon receipt of a new list so furnished.

               SECTION 7.17. Trustee's Application for Instructions from the Depositor. Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission are not set forth reasonably clearly in these Standard Terms and the related Series Supplement. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date an officer of the Depositor actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.




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

                                 ARTICLE VIII

                                 Market Agent

               SECTION 8.01. Market Agent. If specified for a specific Series, on the Closing Date the Trustee shall enter into a Market Agent Agreement with ABN AMRO Incorporated, as the initial Market Agent, in the form attached to the related Series Supplement. The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor appointed pursuant hereto, shall be a member of the NASD, have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Trust Agreement and the Market Agent Agreement. The Market Agent may be removed at any time by the Trustee, acting at the direction of the Depositor; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent. The Market Agent may resign upon 30 days' written notice delivered to the Trustee. The Trustee shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal.

                                  ARTICLE IX

                                  Termination

               SECTION 9.01. Termination upon Liquidation of All Underlying Securities. (a) The respective obligations and responsibilities under this Trust Agreement of the Depositor, and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth and to provide information reports and information tax reporting) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to this Trust Agreement on the Distribution Date coinciding with the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon liquidation of any such Underlying Security; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               (b) Written notice of any termination shall be provided as set forth in Section 10.04.

               (c) Upon presentation and surrender of the Certificates by the Certificateholders to the Trustee at the locations specified in Section 5.05 on the Final Scheduled Distribution Date or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in 9.01(a), with respect to the applicable Series of Certificates, the Trustee shall, upon its cancellation of each surrendered Certificate, distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section
4.01 in respect of the Certificates so presented and




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

surrendered, or (ii) as specified in the applicable Series Supplement, if in connection with the Trustee's sale of all the remaining Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.01 and Section 4.01 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

                                  ARTICLE X

                           Miscellaneous Provisions

               SECTION 10.01. Amendment. (a) This Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity, which shall not adversely affect the interests of the Certificateholders in any material respect; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision herein or in the Series Supplement, which shall not adversely affect the interests of the Certificateholders in any material respect; (iii) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in the applicable Series Supplement, which shall not adversely affect the interests of the Certificateholders in any material respect ; (iv) to add or supplement any credit support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders; (v) to add to the covenants, restrictions or obligations of the Depositor, the Sub-Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders; (vi) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not adversely affect the interests of the Certificateholders in any material respect, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any certificate for tax purposes and (y) the Trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or (vii) to comply with any requirements imposed by the Code.

               (b) Without limiting the generality of the foregoing, with respect to any Series, unless otherwise specified in a related Series Supplement, this Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage-Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that, unless otherwise specified herein or otherwise in a related Series Supplement, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of




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

Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage-- Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then Outstanding.

               Notwithstanding any other provision of this Trust Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or the Trustee or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided, further, that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Series Supplement. Notwithstanding any other provision of this Trust Agreement, this Section 10.02(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

               (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               SECTION 10.02. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

               (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof, (ii) the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs,




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expenses and liabilities to be incurred therein or thereby, (iii) the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable security or indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Trust
Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series.
For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 10.03. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 10.04. Notices. (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement.

               (b) Any notice required to be provided to a Holder of a Registered Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.


               (c) Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by facsimile transmission to the Depositor at Park Avenue Plaza, 55 East 52nd Street, New York New York 10055, c/o ABN AMRO Incorporated. Attention: Laura Schisgall, Esq., through facsimile transmission number (212) 409-5341, telephone confirmation number (212) 409-1020. The Depositor may change this information by written notice to the Trustee.



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

               (d) Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by facsimile transmission to the Trustee at 100 Wall Street, Suite 1600, New York, New York 10167, Attention:
Marlene Fahey, through facsimile transmission number (212) 809-5459, telephone confirmation number (212) 361-2510. The Trustee may change this information by notice to the Depositor.


               (e) Any and all notices to be given to the Swap Counterparty, if any, will be specified in the Series Supplement.

               SECTION 10.05. Notice to Rating Agencies. (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following:

                    (i) any change or amendment to this Trust Agreement;

                   (ii) the resignation or termination of the Trustee;

                  (iii) the final payment to Holders of the Certificates of
               any Class;

                   (iv) any change in the location of the Certificate
               Account; and

                    (v) any event that would result in the inability of the
               Trustee to make Advances.

               (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

               (c) Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Series Supplement.

               (d) ( ) Any and all notices to be given to Moody's shall be deemed to have been duly given if sent by facsimile transmission to Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: [?], facsimile transmission number (212) 553-[?], telephone confirmation number (212) 553-[?]. Moody's may change this information by notice to the Depositor and the Trustee.

                    (ii) Any and all notices to be given to S&P shall be
               deemed to have been duly given if sent by facsimile transmission to S&P at Standard & Poor's, a division of The McGraw-Hill Companies, Inc. 55 Water Street, New York, New York, 10041, Attention: [?], facsimile transmission number
               (212) 438-[?], telephone confirmation number (212) 438-[?]. S&P may change this information by notice to the Depositor and the Trustee.

               SECTION 10.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust




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

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 10.07. Grant of Security Interest. (a) It is the express intent of the parties hereto that each conveyance of any Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor.

               (b) In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, (x) it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and
(y)(1) this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms hereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Trust Agreement, including the obligation to provide to the Certificateholders the benefits of this Trust Agreement relating to such Underlying Securities and the applicable Trust; and
(4) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

               Accordingly, the Depositor hereby grants to the Trustee a security interest in the Underlying Securities and all other property described in clause (y)(2) of the preceding paragraph, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (y)(3) of the preceding paragraph. Notwithstanding the foregoing, the parties hereto intend the Grant pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Underlying Securities and assets constituting the applicable Trust by the Depositor to the Trustee.

               (c) The Depositor and the Trustee shall to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding. Without limiting the generality of the foregoing, the Trustee shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying Securities, including (x) continuation statements and (y) such other




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

statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Depositor or (3) any transfer of any interest of the Depositor in any Underlying Security.

               SECTION 10.08. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent), the Depositor and each Certificateholder agrees that it shall not, until the date which is one year and one day after the termination of the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

               SECTION 10.09. No Recourse. Neither the Trustee (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) nor the Depositor shall have any recourse to the Underlying Securities, except for as specifically provided in the related Series Supplement.

               SECTION 10.10. Article and Section References. All article and section references used in these Standard Terms, unless otherwise provided, are to articles and sections in these Standard Terms.

               SECTION 10.11. Counterparts. These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

               SECTION 10.12. Segregation Provisions.

               (a) Each Trust established hereunder is a legal entity separate and apart from each other Trust established by the Depositor under this Agreement or otherwise.

               (b) Pursuant to Section 2.01 hereof, each Trust will issue only one Series of securities, unambiguously identified with the Underlying Securities unambiguously identified on a series-by-series basis in the Basic Documents, and the Underlying Securities will be held separate and apart from the Underlying Securities relating to any other Series and separate and apart from any property backing any other securities caused to be issued by the Depositor.

               (c) Any swap transaction entered into by a Trust for a Series will be separate from any other swap transaction for any other Series.

               (d) A first priority ownership or, pursuant to Section 10.07 hereof, security interest shall be created and perfected over all of the Underlying Securities with respect to each Series and it shall be enforceable notwithstanding the related Trust's insolvency.



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

               (e) The Certificateholders of each Series shall have recourse solely to the Underlying Securities deposited in the Trust issuing such Series, and not to any Underlying Securities or other property deposited in any other Trust. If the foregoing provisions of this paragraph 10.13(e) are unenforceable for any reason, or for any reason notwithstanding such provisions any Certificateholder with respect to a Series issued by a Trust is deemed to have an interest in the assets of a different Trust (the "Non-Issuing Trust") such interest shall be subordinate to the interest of the holders of Certificates issued by the Non-Issuing Trust. Such Certificateholders are deemed to agree that the preceding sentence constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. Creditors of the Depositor, and claimants with respect to trusts established pursuant to other instruments, shall have no recourse with respect to the assets of any Trust established hereunder.

               (f) Except as provided in Section 10.02(b) hereof, only the Trustee shall be entitled to exercise remedies on behalf of the Certificateholders in accordance with the related Series Supplement.

               (g) Any difference between the amount realized from the Underlying Securities upon enforcement of the Underlying Securities and the amount that otherwise would have been due pursuant to the related Series Supplement will not constitute a claim against the related Trust any other Trust, the Depositor, the Trustee or any of their Affiliates.

               (h) Each Trust shall not sell, assign or transfer the Underlying Securities except as expressly provided for herein or in the related Series Supplement.

               (i) The Depositor agrees that it shall not issue any debt obligations unless the Rating Agency Condition is satisfied with respect to such issuance.





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


               IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       ABN AMRO SCORS DEPOSITOR INC.,
                                       as Depositor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       U.S. BANK TRUST NATIONAL
                                       ASSOCIATION, as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


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